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                                                                  EXHIBIT 10.3.5

                                  ADDENDUM VIII
                                       TO
                       SPRINT PCS MANAGEMENT AGREEMENT AND
                          SPRINT PCS SERVICES AGREEMENT

 AMENDING THESE AGREEMENTS FURTHER AND RESTATING CERTAIN SECTIONS AND PARAGRAPHS
                                       IN
                              ADDENDA I THROUGH VII

                           DATED AS OF MARCH 16, 2005

MANAGER: HORIZON PERSONAL COMMUNICATIONS, INC.

SERVICE AREA BTAs:  ALLENTOWN, PA (CARBON COUNTY ONLY) # 10
                    ASHTABULA, OH # 21
                    ATHENS, OH # 23
                    BECKLEY, WV # 35
                    BLUEFIELD, WV # 48
                    CANTON-NEW PHILADELPHIA, OH (COSHOCTON COUNTY ONLY) # 65 CHARLESTON, WV # 73
                    CHARLOTTESVILLE, VA # 75
                    CHILLICOTHE, OH # 80
                    CINCINNATI, OH (COUNTIES OF ADAMS, BROWN, HIGHLAND, MASON ONLY) # 81
                    CLARKSBURG, WV # 82
                    CUMBERLAND, MD # 100
                    DANVILLE, VA # 104
                    DU BOIS-CLEARFIELD, PA # 117
                    ERIE, PA # 131
                    FAIRMONT, WV # 137
                    HUNTINGTON, WV - ASHLAND, KY # 197
                    JAMESTOWN, NY # 215
                    KINGSPORT, JOHNSON CITY, BRISTOL, TN # 229
                    KNOXVILLE, TN (HAMBLEN COUNTY ONLY) # 232
                    LYNCHBURG, VA # 266
                    MARTINSVILLE, VA # 284
                    MEADVILLE, PA # 287
                    MORGANTOWN, WV # 306
                    NEW YORK, NY (COUNTIES OF PIKE AND SUSSEX ONLY) # 321 OIL CITY-FRANKLIN, PA # 328
                    OLEAN, NY # 330

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                    PARKERSBURG, WV - MARIETTA, OH # 342
                    PORTSMOUTH, OH # 359
                    POTTSVILLE, PA # 360
                    ROANOKE, VA # 376
                    SCRANTON-WILKES BARRE, PA # 412
                    SHARON, PA # 416
                    STATE COLLEGE, PA #429
                    STAUNTON-WAYNESBORO, VA # 430
                    STROUDSBURG, PA # 435
                    SUNBURY-SHAMOKIN, PA # 437
                    WILLIAMSPORT, PA # 475
                    ZANESVILLE - CAMBRIDGE, OH # 487

            This Addendum VIII (this "ADDENDUM") contains amendments to the Sprint PCS Management Agreement, the Sprint PCS Services Agreement, the Sprint Trademark and Service Mark License Agreement and the Sprint Spectrum Trademark and Service Mark License Agreement, each of which was entered into on June 8, 1998 by Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company L.P. and Horizon Personal Communications, Inc. After entering into these agreement, the parties expanded Horizon Personal Communications, Inc.'s Service Area to include geographic areas covered by Licenses held by WirelessCo, L.P. PhillieCo, L.P. and APC PCS, LLC. The Management Agreement, Services Agreement and Trademark License Agreements were amended by:

            (1)   Addendum I dated as of June 8, 1998,

            (2)   Addendum II dated as of August 12, 1999,

            (3)   Addendum III dated as of May 19, 2000,

            (4)   Addendum IV dated as of June 1, 2000,

            (5)   Addendum V dated as of June 1, 2001,

            (6)   Addendum VI dated as of August 16, 2001, and

            (7)   Addendum VII dated as of June 16, 2004.

            The purposes of this Addendum are to (1) amend the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions and restate those sections and paragraphs in the addenda executed previously that amend the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions (see section A below), and (2) provide cross-references to those sections and paragraphs in addenda executed previously that are not restated in this Addendum (see section B below).

            The terms and provisions of this Addendum control over any conflicting terms and provisions contained in the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions. The Management Agreement, the Services Agreement, the Trademark Licenses Agreements, the Schedule of Definitions and all prior addenda continue in full force and effect, except for express modifications made in this Addendum. This Addendum does not change the effective date of any prior amendment made to the Management Agreement, the Services

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Agreement, the Trademark License Agreements or the Schedule of Definitions
through previously executed addenda.

            Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions or in prior addenda. Section and Exhibit references are to sections and Exhibits of the Management Agreement unless otherwise noted.

            The parties are executing this Addendum as of the date noted above, but the terms of this Addendum are effective as of January 1, 2005 (the "EFFECTIVE DATE").

            On the Effective Date the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions are amended and restated as follows:

A.    NEW AMENDMENTS AND RESTATEMENT OF PREVIOUS AMENDMENTS TO SPRINT PCS
      AGREEMENTS.

                              MANAGEMENT AGREEMENT

      1. UPDATED SPRINT PARTIES [NEW]. Recital A is amended to read as follows:

            A. Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo, L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, American PCS Communications, LLC, a Delaware limited liability company, APC PCS, LLC, a Delaware limited liability company, PhillieCo Partners I, L.P., a Delaware limited partnership, PhillieCo, L.P., a Delaware limited partnership, Sprint Telephony PCS, L.P., a Delaware limited partnership, and Sprint PCS License, L.L.C., a Delaware limited liability company, hold and exercise, directly or indirectly, control over licenses to operate wireless services networks.

      2. MODIFICATION OF SERVICE AREA [NEW]. The parties agree to remove the Logan, West Virginia # 259 BTA and the Williamson-Pikeville, West Virginia # 474 BTA (collectively, the "Deleted BTAs") from the definition of the Service Area and from the operation of the Management Agreement, the Services Agreement, and the related Trademark Services Agreement, effective as of 11:59 p.m. on the date Addendum VIII is signed. After the date Addendum VIII is signed, Manager will no longer be responsible for providing Sprint PCS Products and Services in the Deleted BTAs and will have no further rights, duties or obligations with respect to the Deleted BTAs under such agreements. After the date Addendum VIII is signed, Sprint PCS will no longer have any responsibilities or obligations to Manager under the Management Agreement, the Services Agreement or the related Trademark License Agreements with respect to the Deleted BTAs. The parties agree to make, within a commercially reasonable period of time, all appropriate calculations, adjustments and payments to reflect the business activity related to the Deleted BTAs for the period before and through the date

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Addendum VIII is signed, including without limitation (a) the payment of fees to
Sprint under the Management Agreement and the Services Agreement and (b) the payment of fees to Horizon pursuant to Section 10 of the Management Agreement, giving effect to Addendum VIII for the period after its Effective Date.

      3. VENDOR PURCHASE AGREEMENTS - SOFTWARE FEES [NEW]. Section 1.3 is amended to read as follows:

            Insert: "1.3.1 DISCOUNTED VOLUME-BASED PRICING." before the first paragraph.

            Insert: "1.3.2 SUBSCRIBER AND INFRASTRUCTURE EQUIPMENT." before the second paragraph.

            Insert: "1.3.3 EXCLUSIVE USE." before the third paragraph.

            Add a new section 1.3.4 as follows:

            1.3.4 SOFTWARE FEES.

            (a) Manager acknowledges that Sprint PCS administers the testing and implementation of the Software (i.e., pushing of the Software) into the Service Area Network.

            (b) Sprint PCS, when obtaining software for its own use that is identical to the Software, will use commercially reasonable efforts to obtain a license from vendors (each, a "VENDOR" and collectively, "VENDORS") providing for the right of Manager to use the Software in connection with telecommunications equipment manufactured by a Vendor (collectively the software obtained by Sprint PCS for its own use and the Software that operates on telecommunications equipment manufactured by a Vendor are for purposes of this section 1.3.4, the "VENDOR SOFTWARE"; when the term "Vendor Software" is used with respect to Manager, it means only the Software, and not the software used only by Sprint PCS).

            (c) Manager will arrange independently with a Vendor to obtain a license if Sprint PCS cannot reasonably obtain a license for Manager. Any license that Manager obtains from the Vendor must require the Vendor Software to be tested in Sprint PCS test beds by Sprint PCS and require Sprint PCS, not a Vendor or Manager, to push the Vendor Software to the Service Area Network unless Sprint PCS otherwise consents in advance in writing, in each case, at no cost to Manager. Sprint PCS agrees to test the Vendor Software in Sprint PCS test beds within a reasonable period after Manager reasonably requests the tests in writing.

            (d)   Sprint PCS will:

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                        (i)   notify Manager in writing at least 60 days before
                  the date of an automatic renewal of, or Sprint PCS' unilateral act to renew or extend, an agreement that provides Sprint PCS the right to use the Vendor Software, and

                        (ii) use reasonable efforts to notify Manager in writing before the date Sprint PCS intends to start negotiations with a Vendor regarding extension, renewal, pricing or other material terms relating to Sprint PCS' and Manager's right to use the Vendor Software (whether for new Software or renewal of an existing license), and at least 60 days before the date Sprint PCS executes an agreement, extension or renewal.

            The notice by Sprint PCS will include the material terms and conditions of any such agreement or negotiations to the extent known at the time of the notice, including the network elements to be covered by the right to use the Vendor Software. Manager must notify Sprint PCS in writing within 30 days after receiving the notice described in the first sentence of this section 1.3.4(d) if Manager wants Sprint PCS to attempt to obtain or continue the right for Manager to use the Vendor Software. Sprint PCS will renew or negotiate the agreement as if Manager will not be a user of the Vendor Software if Manager does not provide notice to Sprint PCS within the 30-day period. However, Sprint PCS may obtain pricing from a Vendor for the Vendor Software that includes Manager as a user if obtaining the pricing does not obligate Manager to be a user.

            Sprint PCS will advise Manager from time to time of the status of the Software negotiations if Manager requested Sprint PCS to obtain or continue the right for Manager to use the Vendor Software under Sprint PCS' agreement with a Vendor. Sprint PCS will use reasonable efforts to give Manager notice of the final pricing for the right to use the Vendor Software no less than 20 days before the expected execution or renewal of the agreement; provided that, in any event, Sprint PCS will give Manager notice of the final pricing no less than 5 Business Days before the expected execution or renewal of the agreement. If necessary, Manager agrees to use commercially reasonable efforts to enter into a nondisclosure agreement with a Vendor to facilitate providing such final pricing to Manager.

            Manager may give Sprint PCS notice by the time set forth in Sprint PCS' notice to Manager (which time will not be less than 10 Business Days) that Manager does not intend to use the Vendor Software through the agreement between Sprint PCS and a Vendor. If Manager does not give this final notice to Sprint PCS, Manager is deemed to agree to be a user of the Vendor Software through the agreement between Sprint PCS and a Vendor and will pay the Allocable Software Fee (as defined below). Within 15 Business Days prior to execution of an agreement between Sprint PCS and a Vendor, Sprint PCS will

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      provide to Manager a forecast of Manager's estimated Allocable Software
      Fee, the estimated payment due dates relating to the Allocable Software Fee, and the proportion of Manager's Allocable Software Fee forecast to be due on each payment due date, all based on the then-current status of negotiations between Sprint PCS and the Vendor.

            Sprint PCS does not have to obtain a license for Vendor Software for Manager, even if Manager requests Sprint PCS to obtain such license, if at any time before execution of the agreements granting the license Sprint PCS reasonably believes that Manager is more likely than not to unreasonably refuse to pay the Allocable Software Fee or Sprint PCS reasonably believes that the Manager is in such financial condition that Manager is more likely than not to be unable to pay the Allocable Software Fee.

            If Manager accepts the Vendor Software, Sprint will (i) give Manager Manager's proportional share of any cash benefits relating specifically to the Vendor Software that Sprint PCS obtains from a Vendor, and (ii) to the extent the other benefits are available practically to be divided, Sprint PCS will use commercially reasonable efforts to provide Manager with its proportional share of the other benefits, including training, relating specifically to the Vendor Software.

            (e) Sprint PCS will pay all Software Fees relating to the Vendor Software to a Vendor if Sprint PCS obtains a license from a Vendor that provides Manager the right to use the Vendor Software and Manager agrees to pay any applicable Allocable Software Fee in accordance with this section 1.3.4(e). Manager will be deemed to agree to pay any applicable Allocable Software Fee if both:

                        (i) Manager has not taken the action described in paragraph (d) above to decline obtaining the right to use the Vendor Software through the agreement between Sprint PCS and a Vendor, and

                        (ii) Sprint PCS obtains a license providing for the right of Manager to use the Vendor Software.

            Otherwise, Manager will not be charged the Allocable Software Fee.

            Manager will pay Sprint PCS the Allocable Software Fee within 30 days after receipt of an invoice in the event that clauses (i) and (ii) of section 1.3.4(e) above are satisfied. Sprint PCS will invoice Manager only after Sprint PCS pays the underlying Software Fee to a Vendor. The Allocable Software Fee will not include any amount for Software that is the same as or functionally equivalent to any Software (y) that is a component of any service for which a fee is charged under the Services Agreement or (z) for which Sprint PCS otherwise charges Manager under this agreement.

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            Sprint PCS will calculate the "ALLOCABLE SOFTWARE FEE" as follows:

                  For each Vendor, multiply:

                        (i) the Total Software Cost of the Software Fees attributable to the Vendor Software for which Sprint PCS has obtained for itself, Manager and Other Managers a license or other right to use, by

                        (ii)  the quotient of:

                              (A) the number of Customers and Reseller Customers
                        with an NPA-NXX assigned to the Service Area that are assigned to a system using the Vendor Software, as reported in the most recent monthly report that Sprint PCS issues before the date that Sprint PCS prepares an Allocable Software Fee invoice, divided by:

                              (B) the number of Customers and Reseller Customers
                        that are assigned to all systems using the Vendor Software, as reported in the most recent monthly report that Sprint PCS issues before the date that Sprint PCS prepares an Allocable Software Fee invoice.

            (f) Sprint PCS will include with the invoice for the Allocable Software Fee a list of the component charges, if available from a Vendor. The Software Fees that Sprint PCS pays to a Vendor will reflect rates no greater than commercial rates negotiated at arms' length. For purposes of clarification, the parties acknowledge a Vendor may insist on a comprehensive fee without listing each component, but rather asserting that the fee covers all software necessary to operate the equipment. But Sprint PCS will provide to Manager a description of all the features and functionality in reasonable detail for all Software for which Manager is to pay an Allocable Software Fee.

            (g) Manager will not be charged the Allocable Software Fee for the Vendor Software after Manager:

                        (i) notifies Sprint PCS in writing within the periods allowed in section 1.3.4(d) that Manager declines to have Sprint PCS obtain a right for Manager to use the Vendor Software or that it does not intend to use the Vendor Software,

                        (ii) obtains its own license providing for Manager's right to use the Vendor Software, and

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                        (iii) complies with the requirements of section
                  1.3.4(h).

            (h) Manager will obtain its own license providing for Manager's right to use the Vendor Software from a Vendor if Manager elects not to have Sprint PCS attempt to obtain a right for Manager to use the Vendor Software under section 1.3.4(d). Manager will notify Sprint PCS in writing and deliver to Sprint PCS within 10 Business Days after Manager's execution of Manager's separate license, a signed document from the vendor confirming that:

                        (i) a Vendor has provided Manager a separate license for the necessary software and the term of that license, which term with appropriate renewal rights, must be at least as long as the license Sprint PCS has from a Vendor,

                        (ii) the fees paid by Manager to a Vendor reflect commercial rates negotiated at arms' length,

                        (iii) the Vendor Software covered by Manager's license
                  provides the usage and functionality necessary for Manager to operate the Service Area Network in compliance with the Sprint PCS Technical Program Requirements, and

                        (iv) the Vendor Software may be tested in Sprint PCS test beds by Sprint PCS and will be pushed to the Service Area Network by Sprint PCS, not a Vendor or Manager, unless Sprint PCS otherwise consents in advance in writing, in each case, at no cost to Manager. Sprint PCS agrees to test the Vendor Software in Sprint PCS test beds within a reasonable period after Manager reasonably requests in writing.

            (i) Notwithstanding any provision in this section 1.3.4 to the contrary, Sprint PCS shall not charge or allocate to Manager, directly or indirectly, any Allocable Software Fee or any other fee with respect to the software which Manager has obtained, or will obtain, from Nortel Networks, Inc., pursuant to the Purchase and License Agreement, between Manager and Nortel, dated January 11, 2005, with respect to 2005 and 2006.

      4.    INTERCONNECTION [NEW]. Section 1.4 is amended to read as follows:

            If Manager desires to interconnect a portion of the Service Area Network with another carrier and Sprint PCS can interconnect with that carrier at a lower rate, then to the extent that applicable laws, tariffs and agreements permit, Sprint

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      PCS will use commercially reasonable efforts to arrange for the interconnection under its agreements with the carrier within a commercially reasonable period. Sprint PCS will bill the interconnection fees to Manager at actual cost.

      5.    FORECASTING [NEW]. Section 1.6 is amended to read as follows:

            1.6 FORECASTING. Manager and Sprint PCS will work cooperatively to generate mutually acceptable forecasts of important business metrics that they agree upon. The forecasts are for planning purposes only and do not constitute either party's obligation to meet the quantities forecast.

      6. FINANCING PLAN [NEW, ADDM II, SECTION 6, ADDM III, SECTION 1 AND ADDM IV, SECTION 4].

            (a)   Section 51 through 54 of Addendum I are deleted.

            (b)   Section 1.7 is amended to read as follows:

            1.7 FINANCING. The construction and operation of the Service Area Network requires a substantial financial commitment by Manager. The manner in which Manager will finance the build-out of the Service Area Network and provide the necessary working capital to operate the business is described in detail on Exhibit 1.7. Manager will allow Sprint PCS an opportunity to review before filing any registration statement or prospectus or any amendment or supplement thereto and before distributing any offering memorandum or amendment or supplement thereto, and will not file or distribute any such document if Sprint PCS reasonably objects in writing on a timely basis to any portion of the document that refers to Sprint PCS, its Related Parties, their respective businesses, this agreement or the Services Agreement.

            (c)   Exhibit 1.7 attached to this Addendum supercedes and replaces
      Exhibit 1.7 attached to Addendum III.

            (d) Manager agrees to give Sprint PCS a copy of all financial information Manager gives the Administrative Agent or any Lender.

      7. INFORMATION [NEW]. A new section 1.9 is added to the Management Agreement.

            1.9   ACCESS TO INFORMATION.

                  1.9.1 NETWORK OPERATIONS. Manager and Sprint PCS will have access to, and may monitor, record or otherwise receive, information processed through equipment, including switches, packet data switching nodes and cell site equipment, that relates to the provision of Sprint PCS Products and Services or to the provision of telecommunications services to Reseller Customers in the Service Area Network, if the access,

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      monitoring, recording or receipt of the information is accomplished in a manner that:

                        (i) Does not unreasonably impede Manager or Sprint PCS from accessing, monitoring, recording or receiving the information,

                        (ii) Does not unreasonably encumber Manager's or Sprint PCS' operations (including, without limitation, Sprint PCS' real-time monitoring of the Sprint PCS Network status, including the Service Area Network),

                        (iii) Does not unreasonably threaten the security of the
                  Sprint PCS Network,

                        (iv)  Does not violate any law regarding the
                  information,

                        (v) Complies with technical requirements applicable to the Service Area Network,

                        (vi) Does not adversely affect any warranty benefiting Manager or Sprint PCS (e.g., software warranties), and

                        (vii) Does not result in a material breach of any
                  agreement regarding the information (e.g., national security agreements).

                  Sprint PCS and Manager will immediately notify the other party and reasonably cooperate to establish new procedures for allowing both Manager and Sprint PCS to access, monitor, record and receive the information in a manner that meets the criteria in clauses (i) through
      (vii) above if either Manager or Sprint PCS reasonably determines that the other party is accessing, monitoring, recording or receiving the information described in this section 1.9.1 in a manner that does not meet the criteria in clauses (i) through (vii) above.

                  Manager owns the information regarding the performance of its equipment. Each of Manager and Sprint PCS may use the information obtained under this section 1.9.1 for any reasonable internal business purpose, during the term of and after termination of this agreement, the Services Agreement and the Trademark License Agreements, so long as the use would be in accordance with those agreements if those agreements were still in effect.

                  1.9.2 CUSTOMER INFORMATION. Manager is entitled to receive information Sprint PCS accesses, monitors, compiles, records or

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      receives concerning the Service Area Network or the Customers with
      NPA-NXXs assigned to Manager's Service Area, subject to the terms of this section 1.9.2 and section 1.9.3 and Manager's compliance with CPNI requirements and any other legal requirements applicable to the information.

                  Sprint PCS will provide the information in the format that Manager requests at no additional charge to Manager if Sprint PCS accesses, monitors, compiles, records, receives or reports for its own use the information that Manager requests in the same or substantially the same format as Manager requests. Sprint PCS will use commercially reasonable efforts to provide the information within 5 Business Days.

                  If Sprint PCS accesses, monitors, compiles, records, receives or reports for its own use the information that Manager requests, but not in the same or substantially the same format that Manager requests, then Sprint PCS may provide the information in the format that Manager requests or substantially the same format as Manager requests if Manager agrees to pay or reimburse Sprint PCS for the costs Sprint PCS reasonably incurs. Sprint PCS will use commercially reasonable efforts to provide the requested information within 15 Business Days.

                  If Sprint PCS accesses, monitors, compiles, records or receives the information requested by Manager, but not in the same or substantially the same format that Manager requests, then Sprint PCS will provide the requested information as raw data, if:

                  (i) Sprint PCS chooses not to provide the information as
            described in the preceding paragraph, and

                  (ii) Manager agrees to pay or reimburse Sprint PCS for the costs Sprint PCS reasonably incurs.

      Sprint PCS will use commercially reasonable efforts to provide the raw data within 15 Business Days.

                  Sprint PCS owns the information regarding the Customers. Each of Manager and Sprint PCS may use the information obtained under this section 1.9.2 during the term of and after termination of this agreement, the Services Agreement and the Trademark License Agreements so long as the use would be in accordance with those agreements if those agreements were still in effect.

            1.9.3 LIMITATIONS AND OBLIGATIONS. Sprint PCS does not have to provide any information that Manager reasonably requests under this agreement or the Services Agreement that:

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                        (i)   Manager can obtain itself in accordance with
                  section 1.9.1 on a commercially reasonable basis (if Sprint PCS has provided Manager with any necessary specifications requested by Manager as to how to obtain the information), unless Sprint PCS already has the information in its possession and has not previously delivered it to Manager,

                        (ii) Sprint PCS no longer maintains, consistent with Sprint PCS' document retention policy,

                        (iii) Manager has already received from Sprint PCS or
                  its Related Parties,

                        (iv) Sprint PCS does not access, monitor, compile, record, receive or report, or

                        (v) Sprint PCS must make system modifications to provide the raw data, including without limitation modifying or adding data fields or modifying code.

            Sprint PCS will provide Manager a copy of the then-current Sprint PCS document retention policy from time to time.

            1.9.4 CONTRACTS. Sprint PCS will disclose to Manager the relevant terms and conditions of any agreement and amendment between Sprint PCS and any third party, including National Third Party Retail Agreements and handset vendor agreements, and any agreement and amendment between Sprint PCS and its Related Parties:

                        (i) with which Manager must comply, directly or indirectly, under the Management Agreement, the Services Agreement or any Program Requirement,

                        (ii)  from which Manager is entitled to any benefit, or

                        (iii) that relate to or generate any pass-through
                  amounts that Sprint PCS charges Manager under this agreement or Settled-Separately Manager Expenses under the Services Agreement.

      In each case Sprint PCS' disclosure will be in sufficient detail to enable Manager to determine the obligations or benefits with which Manager must comply or benefit or the charges or expenses to be paid by Manager. Sprint PCS may provide to Manager copies of the agreements or the relevant terms and conditions of such agreements in electronic format upon notice to Manager, including by posting the copies or relevant terms

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      and conditions to a secure website to which Manager has access. Once each calendar year and from time to time when a change is effected to any relevant term or condition, Manager may request copies of the agreements that are not posted to the secure website or whose relevant terms and conditions are not posted to the secure website.

            Sprint PCS will provide a copy of the agreement to Manager to the extent permissible by the terms of the agreement within 30 days after execution of the agreement. Sprint PCS will allow Manager or its representatives to review a copy of the agreement to the extent permissible by the agreement if the agreement prohibits Sprint PCS from providing Manager a copy. Sprint PCS will satisfy the requirements of this section 1.9.4 if it chooses to provide a copy of the agreement in electronic form on a server that Sprint PCS designates. Sprint PCS will use commercially reasonable efforts to obtain the right from the third party, if required, to provide a complete copy to Manager of any agreement between Sprint PCS and any third party of the type described in this section 1.9.4.

      8. MOST FAVORED NATION [NEW]. A new section 1.10 is added to the Management Agreement:

            1.10 SUBSEQUENT AMENDMENTS TO OTHER MANAGERS' MANAGEMENT AGREEMENTS AND SERVICES AGREEMENTS. Manager has the right to amend the terms in its Management Agreement and Services Agreement as described in this section
      1.10 if during the period beginning on the date of Addendum VIII and ending December 31, 2006, any of the terms of a 3M-pops Manager's Management Agreement or Services Agreement are amended in any manner for any reason to be more favorable to the 3M-pops Manager than the terms of Manager's Management Agreement or Services Agreement are to Manager, subject to the following:

                  (a) Manager must elect to accept all, but not less than all, of the terms of the 3M-pops Manager's Management Agreement and Services Agreement agreed to since the Effective Date (collectively, but excluding the changes described in paragraphs (b) and (c) below, the "OVERALL CHANGES"),

                  (b) Manager will not be required to accept any changes involving payment of specific disputed amounts arising under the Management Agreement or Services Agreement of the 3M-pops Manager, and

                  (c) No amendments in Manager's Management Agreement and Services Agreement will be made to reflect changes made in a 3M-pops Manager's Management Agreement and Services Agreement if such changes:

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                        (i)   are made solely because the 3M-pops Manager owns
                  spectrum on which all or a portion of its network operates, unless the 3M-pops Manager acquired this spectrum from Sprint PCS or its Related Parties after the Effective Date, or

                        (ii) are compelled by a law, rule or regulation that applies to the 3M-pops Manager, but not to Manager,

                        (iii) relate to unique terms or conditions, or

                        (iv)  are made solely to modify the build-out plan.

            Sprint PCS will prepare and deliver to Manager either an addendum containing the Overall Changes that have been made to the 3M-pops Manager's agreements in all of its addenda or copies of the 3M-pops Manager's amended and restated Management Agreement, Services Agreement and Trademark License Agreements (in each case redacted to protect the identity of the 3M-pops Manager) within 10 Business Days after the later of the effective date expressly stated in the addendum or other instrument containing these changes and the date of the addendum or other instrument. Manager then has 30 days to notify Sprint PCS that Manager wants the Overall Changes. If Sprint PCS provides Manager with redacted copies of the documents as permitted in the first sentence of this paragraph, then upon Manager's request made within 10 days after Sprint PCS delivers the documents, Sprint PCS will prepare and deliver an addendum containing the Overall Changes within 10 days after Manager's request, and Manager then has 10 days to notify Sprint PCS that Manager wants the Overall Changes. For purposes of clarification, if the amendment or other instrument between Sprint PCS and the 3M-pops Manager provides or defines a specific date that is the effective date of that amendment or other instrument then the 10 Business Day period will begin on that specific date.

            If Manager does not notify Sprint PCS in this 30-day time period in writing that it wants the Overall Changes, no changes will be made in the agreements between Manager and Sprint PCS and Manager will be deemed to have waived its rights under this section 1.10 with respect to the Overall Changes.

            If Manager notifies Sprint PCS within the 30-day period in writing that it wants the Overall Changes, Sprint PCS will prepare, execute and deliver to Manager an addendum reflecting the Overall Changes. The new addendum will have the same effective date as the addendum or the restated Management Agreement, Services Agreement and Trademark License Agreements between Sprint PCS and the 3M-pops Manager that gave rise to the new addendum. For purposes of clarification, if the addendum or other instrument between Sprint PCS and the 3M-pops Manager provides or defines a specific date that is the effective date of that addendum or other instrument then the effective date of the new addendum will be the same as that specific date. Manager will have 15 days to review the new addendum and notify Sprint PCS if Manager determines any inaccuracies are reflected in the new addendum. Sprint will correct those inaccuracies and provide a corrected new addendum to Manager within 10 Business Days after Manager's notification.

            No changes will be made in the agreements between Manager and Sprint PCS if Manager does not execute and return the signed addendum within 30 days after receipt of the signed addendum (or the corrected signed addendum, if applicable, pursuant to the previous paragraph), in which case Manager will be deemed to have waived its rights under this section
      1.10 with respect to the Overall Changes contained in the addendum presented.

            If Manager and Sprint PCS disagree as to whether the terms of the signed addendum accurately reflect the Overall Changes, then the parties will submit to binding arbitration in accordance with section 14.2, excluding the escalation process set forth in section 14.1. If the arbiter rules in favor of Manager, then Sprint PCS will make changes to the signed addendum that are necessary to reflect the arbiter's ruling and submit the revised signed addendum to Manager within 10 days after receipt of the arbiter's ruling. If the arbiter rules in favor of Sprint PCS, then Manager will have 10 Business Days to either: (i) execute the signed addendum as proffered to Manager or (ii) decline to accept the addendum and pay all of Sprint PCS' expenses and reasonable attorneys' fees related to the arbitration.

            The parties acknowledge that Sprint PCS can disclose to Manager who the 3M-pops Manager is that gave rise to the proposed addendum only if the 3M-pops Manager agrees to the disclosure.

            Sprint PCS represents and warrants that the draft of Addendum VIII presented to Manager on March 1, 2005 was the then-current version of a pricing simplification addendum entered into by Sprint PCS with any other 3M-pops Manager and that there have been no subsequent agreements between Sprint PCS and 3M-pops Managers relative to their price simplification addenda. In some instances, Sprint PCS has given Manager the option to choose between different approaches taken by 3M-pops Managers in their price simplification addenda.

      9. MODIFICATION OF BUILD-OUT PLAN [ADDM VI, SECTION 3 AND NEW]. The Build-out Table and narrative description attached to Addendum VI supersede the Build-out Table and narrative description attached to Addendum V. The Build-out Plan attached as Exhibit C to Addendum VII replaces in its entirety the Build-out Plan attached to

Addendum V. The revised Build-out Plan deletes both the Option Sites and the Omitted Sites (as defined in Addendum VII) and the sites deleted by the March 12, 2003 Letter Agreement. Sprint PCS hereby acknowledges and agrees that Manager has satisfied all of its required network build-out requirements under
Exhibit 2.1 of the Management Agreement, as modified by the March 12, 2003 Letter Agreement, Addendum VII and this Addendum.

      10. EXCLUSIVITY OF SERVICE AREA [ADDM V, SECTION 5; REVISED BY THIS ADDENDUM]. In section 2.3 and the Schedule of Definitions, the phrase "wireless mobility communications network" is replaced by the phrase "Wireless Mobility Communications Network".

      11. COVERAGE ENHANCEMENT [NEW]. Section 2.5 is amended and restated in its entirety to read as follows:

            2.5 MANAGER'S RIGHT OF FIRST REFUSAL FOR NEW COVERAGE BUILD-OUT. If Sprint PCS desires New Coverage to be built out, then Sprint PCS will grant to Manager the right of first refusal to build-out that New Coverage. Sprint PCS will give to Manager a written notice of a New Coverage within the Service Area that Sprint PCS decides should be built-out. Manager must communicate to Sprint PCS within 90 days after receipt of the notice whether it will build-out the New Coverage, otherwise Manager's right of first refusal terminates with regard to the New Coverage described in the notice.

            Manager may build out additional coverage in the Service Area that is not required under the Build-out Plan by giving Sprint PCS notice of such election, except that Manager may not build out coverage for which its right of first refusal has terminated pursuant to this section 2.5.

            If Manager decides to build-out the New Coverage or exercises its right of first refusal, then Manager and Sprint PCS will diligently negotiate and execute an amendment to the Build-out Plan and proceed as set forth in sections 2.1 and 2.2. The amended Build-out Plan will contain critical milestones that provide Manager a commercially reasonable period in which to implement coverage in the New Coverage. In determining what constitutes a "commercially reasonable period" as used in this paragraph, the parties will consider several factors, including local zoning processes and other legal requirements, weather conditions, equipment delivery schedules, the need to arrange additional financing, and other construction already in progress by Manager. Manager will construct and operate the network in the New Coverage in accordance with the terms of this agreement.

            If Manager declines to exercise its right of first refusal or Manager fails to build out the New Coverage in accordance with the amended Build-out Plan, then Sprint PCS may construct the New Coverage itself or allow a Sprint PCS Related Party, an Other Manager or another third party to construct the New Coverage on terms and conditions that are no more favorable than those that were offered to and rejected by Manager. If (x) neither Sprint PCS, a Sprint PCS Related Party, any Other Manager or any other third party (with respect to such Other Manager or third party, on terms and conditions that are no more favorable than those that were offered to and rejected by Manager) commits to build-out the New Coverage within 150 days after the original communication to Manager with respect thereto, or (y) more favorable terms and conditions than those that were offered to and rejected by Manager are offered to any Other Manager or other third party to build-out the New Coverage, then any build-out of the New Coverage will again be subject to Manager's right of first refusal (and, if applicable, on such more favorable terms and conditions).

            Sprint PCS has the right, in a New Coverage that it constructs or that is constructed by a Sprint PCS Related Party, an Other Manager or another third party, to manage the network, allow a Sprint PCS Related Party to manage the network, or hire an Other Manager or other third party to operate the network in the New Coverage. Any New Coverage that Sprint PCS, a Sprint PCS Related Party, an Other Manager or another third party builds out is deemed removed from the Service Area and the Service Area
      Exhibit is deemed amended to reflect the change in the Service Area.

            If Manager does not exercise its right of first refusal with respect to a New Coverage, Manager's right of first refusal does not terminate with respect to the remainder of the Service Area.

            At Manager's request, Sprint PCS and Manager will discuss Manager's interest in expanding its Service Area and its build-out plans with respect to the expanded area.

      12. MICROWAVE RELOCATION [ADDM III, SECTION 16; REVISED BY THIS ADDENDUM]. Section 8 of Addendum I and section 5 of Addendum II are deleted. Additionally, the last sentence of section 2.7 is amended to read as follows:

      With respect to BTAs in the Expansion Area (as defined in section 3 of Addendum III), Manager agrees that, upon receipt of an invoice by Sprint PCS, Manager will pay one-half of any expenses incurred by Sprint PCS for the relocation of any microwave paths in such BTAs.

      13.   SPRINT PCS PRODUCTS AND SERVICES [NEW].

      (a) The following paragraph is added at the end of section 3.1 of the Management Agreement:

            To facilitate Manager's performance of its obligations under this agreement, Sprint PCS will use commercially reasonable efforts to provide adequate quantities of any equipment necessary for Manager to offer for sale, promote and support the Sprint PCS Products and Services.

      (b) Section 3.2 (Other Products and Services) is amended and restated in its entirety as follows:

            3.2 OTHER PRODUCTS AND SERVICES. (a) Manager may offer wireless products and services that are not Sprint PCS Products and Services on terms Manager determines if such additional products and services:

                  (i) do not violate the obligations of Manager under this agreement;

                  (ii) do not cause distribution channel conflict with or consumer confusion regarding Sprint PCS' regional and national offerings of Sprint PCS Products and Services;

                  (iii) comply with the Trademark License Agreements; and

                  (iv) do not materially impede the development of the Sprint PCS Network.

      Manager will not offer any products or services under this section 3.2 that: (i) are confusingly similar to Sprint PCS Products and Services or (ii) Sprint PCS plans to introduce as Sprint PCS Products and Services within 6 months following the date of Manager's notice described in section 3.2(b) below and that are confusingly similar to Sprint PCS Products and Services.

      (b) Manager must provide Sprint PCS notice that it intends to offer a product or service and request that Sprint PCS determine whether Sprint PCS considers the new product or service to be confusingly similar to any Sprint PCS Products and Services and whether Sprint PCS plans to introduce the same or a confusingly similar product or service within 6 months after the date of Manager's notice.

      (c) If Sprint PCS fails to respond to Manager within 30 days after receiving Manager's notice, then the new product or service is deemed to create confusion with the Sprint PCS Products and Services or Sprint PCS intends to introduce the same or a confusingly similar product or service within 6 months after the date of Manager's notice; and therefore, Manager's request is denied. If Sprint PCS rejects Manager's request, Sprint PCS must provide the reasons for the rejection. If the rejection is based on Sprint PCS' failure to respond within 30 days and Manager requests an explanation for the deemed rejection, then Sprint PCS must provide within 30 days the reasons for the rejection. If Manager disagrees with Sprint PCS' reasons for the rejection, the parties will resolve the matter through the dispute resolution process in section 14.

      (d) If Sprint PCS responds that such product or service is not confusingly similar to any Sprint PCS Product or Service and that it does not intend to introduce the same or a confusingly similar product or service within 6 months after the date of Manager's notice, then Manager may introduce its new product or service, and Manager will have no obligation to refrain from selling such product or service if Sprint PCS begins to sell the same or a confusingly similar product or service. In addition, if Sprint PCS notifies Manager that it plans to introduce the same or a confusingly similar product or service within 6 months after the date of Manager's notice and fails to introduce such same or confusingly similar product or service within such 6-month period, then Manager may introduce such product or service, and Manager will have no obligation to refrain from selling such product or service if Sprint PCS begins to sell the same or a confusingly similar product or service.

      14. LONG DISTANCE PRICING [NEW]. Section 9 of Addendum I and section 7 of Addendum II are deleted. Additionally, section 3.4 of the Management Agreement is amended and restated in its entirety to read as follows:

            3.4   IXC SERVICES.

            3.4.1. CUSTOMER LONG DISTANCE. Sprint PCS and Manager will from time to time mutually define local calling areas in the Service Areas of Manager that Sprint PCS and Manager will use to determine when a customer will be billed for a "long distance call" under the applicable rate plan of the Customer. The parties acknowledge that these local calling areas
      (i) may change in geographic scope in response to competitive pressures or perceived market opportunities, and (ii) may not be able to be changed because of regulatory, industry, or system limitations. The parties will not use local calling areas to determine "long distance telephony services" under section 3.4.2. If the parties cannot agree on the extent of the local calling area they will resolve the matter through the dispute resolution process in section 14.

            3.4.2. LONG DISTANCE SERVICES

            (a) Required purchase. Manager must obtain (i) long-distance telephony services through Sprint PCS or its Related Parties to provide long-distance service to users of the Sprint PCS Network and (ii) telephony services through Sprint PCS or its Related Parties to connect the Service Area Network with the national platforms that Sprint PCS uses to provide services to Manager under this agreement or the Services Agreement. The term "long distance telephony service" means any inter-LATA call for purposes of this section 3.4.2 as it relates to long-distance telephony services provided to users of the Sprint PCS Network.

            (b) Pricing and procedure. Sprint PCS will purchase for Sprint PCS, Manager and Other Managers long-distance telephony services used in the Sprint PCS Network from Sprint Communications Company L.P. or its Related Parties ("SCCLP"). Sprint PCS will purchase these long-distance telephony services at a price and terms at least as favorable to Sprint PCS, Manager and the Other Managers (considering Sprint PCS, Manager and the Other Managers as a single purchaser) as the best prices and terms SCCLP offers to any wholesale customer of SCCLP in similar situations when taking into account all relevant factors (e.g., volume, peak/off-peak usage, length of commitment). Sprint PCS will pay the invoice from SCCLP, except for items that SCCLP directly bills under section 3.4.2(c). Sprint PCS will bill to Manager as an activity settled separately under the Services Agreement the portion of the fees billed to Sprint PCS that relate to Manager's operations and the activity of all Customers and Reseller Customers in the Service Area, except for items SCCLP directly bills under section 3.4.2(c).

            Because Sprint Corporation no longer has its "PCS" tracking stock, Sprint PCS will include the volume of long-distance telephony services of Manager and Other Managers with the volume of Sprint PCS when negotiating the Sprint PCS rate with the long distance division of Sprint Corporation (currently SCCLP). The long distance division will continue to provide long-distance telephony services to Sprint PCS for a price and upon terms based on the same relevant factors described in the preceding paragraph and in the same manner that it has under the present tracking stock policy.

            (c) Call routing. Manager, acting as a single purchaser, may purchase private line capacity (or other forms of capacity) from SCCLP for inter-LATA calls to the extent that this capacity can be obtained on terms more favorable to Manager (acting as a single purchaser). SCCLP will sell that capacity to Manager at the best price that SCCLP offers to third parties in similar situations when taking into account all relevant factors. SCCLP will directly bill Manager for any purchase of capacity under this section 3.4.2(c). The terms of section 1.3 do not apply to purchases of capacity in this section 3.4.2(c).

            (d) Pre-existing agreement. If before the date Addendum VIII to this agreement is signed, Manager is bound by an agreement for long distance services or an agreement for private line service and the agreement was not made in anticipation of this agreement or Addendum VIII, then the requirements of this section 3.4.2 do not apply during the term of the other agreement. If the other agreement terminates for any reason, then the requirements of this section 3.4.2 do apply from and after the termination.

            (e) Resale. Manager may not resell the long-distance telephony services acquired under this section 3.4.2. For purposes of clarification, resale under this section 3.4.2(e) includes Manager selling minutes to carriers for ultimate resale to end users under a brand other than "Sprint" or selling minutes to end users under a brand other than "Sprint". Manager may engage in the following activities (i.e., these activities are not treated as resale of long-distance telephony services):

                  (1) the transport of long-distance calls for Customers under section 3.4.2(a),

                  (2) the transport of long-distance calls for resellers under section 3.5, and

                  (3) the transport of long-distance calls for roaming under section 4.3.

            (f) Sprint Rural Alliance Program. The rights and obligations of Manager, if any, for the provision of long distance telephony services for Sprint Rural Alliance program participants will be set forth in a separate agreement.

      15.   VOLUNTARY RESALE OF PRODUCTS AND SERVICES [ADDM I, SECTION 10].
Section 10 of Addendum I is deleted. Schedule 1 attached to this Addendum replaces and supersedes the heading, preamble, general terms and all attachments to the Program Requirement 3.5.2 dated August 13, 2002, which is labeled "Exhibit 3.5.2 Program Requirement for Voluntary Resale of Products and Services By Voluntary Resellers Under the Private Label Solutions Program". Program Requirement 3.5.2 - VMU which is labeled "Exhibit 3.5.2 - VMU Program Requirements for Voluntary Resale of Products and Services by Virgin Mobile USA, LLC (version 7/07/02)" is superseded by "Program Requirement 3.5.2 - Program Requirements for Resale of Products and Services By Virgin Mobile USA, LLC (Date Published 9/30/04)".

      Section 3.5.2 to the Management Agreement is amended and restated in its entirety to read as follows:

            3.5.2 RESALE OF PRODUCTS AND SERVICES. Sprint PCS may choose to offer a resale product under which resellers will resell Sprint PCS Products and Services under brand names other than the Brands (such arrangement, a "RESALE ARRANGEMENT"), except Sprint PCS may permit the resellers to use the Brands for limited purposes related to the resale of Sprint PCS Products and Services (e.g., to notify people that the handsets of the resellers will operate on the Sprint PCS Network). The resellers may also provide their own support services (e.g., customer care and billing) or may purchase the support services from Sprint PCS. Other terms of the resale program are governed by Program Requirement 3.5.2.

            (a) Existing Resale Arrangements. Manager will participate in all Resale Arrangements that were entered into by Sprint PCS prior to April 1, 2004, including Previously Declined Resale Arrangements (as defined below) (collectively, the "EXISTING RESALE ARRANGEMENTS"), and the Existing Resale Arrangements will be governed by Program Requirement 3.5.2 as amended by this Addendum VIII. Compensation for Manager's participation in the Existing Resale Arrangements will be paid to Manager in accordance with section 10.4.1.1(a)(i) of this agreement, unless compensation was otherwise negotiated between Manager and Sprint PCS (e.g., Virgin Mobile
      USA). "PREVIOUSLY DECLINED RESALE ARRANGEMENTS" means Resale Arrangements between Sprint PCS and the following resellers: Vartec Telecom, Inc., ZefCom, L.L.C., Working Assets Funding Service, Inc., Wherify Wireless, Inc., QUALCOMM Incorporated, Star Number, Inc., Telco Group, Inc., TRANZACT, Hal Inc., Wireless Retail Inc., Phonetec, L.P., Qwest Wireless, LLC, and TracFone Wireless, Inc.

            (b) Required Resale Arrangements. Subject to the limitations set forth in clause (c) below and in section 10.4.1.1(b) of this agreement, Manager will participate in (i) all new Resale Arrangements entered into by Sprint PCS during the Required Resale Participation Period (collectively, the "NEW RESALE ARRANGEMENTS") and (ii) all Existing Resale Arrangements and New Resale Arrangements that are renewed or extended during the Required Resale Participation Period (collectively, the "RENEWED RESALE ARRANGEMENTS", and together with the New Resale Arrangements, the "REQUIRED RESALE ARRANGEMENTS"), in all cases with compensation being paid to Manager as set forth in section 10.4.1.1(a)(iii) or (iv), whichever is applicable. Sprint PCS agrees that the compensation, payment and other terms and conditions under each Resale Arrangement entered into, renewed or extended during the Required Resale Participation Period will be the same as the compensation, payment and other terms and conditions applicable to Sprint PCS and each Other Manager with respect to such reseller. Manager will have access to the relevant terms of any Resale Arrangement as provided in section 1.9.4 of this agreement. For purposes of determining renewals and extensions of Resale Arrangements under this Agreement, including without limitation for purposes of section 10.4.1.1(c)(iii), if a Resale Arrangement does not expressly state an initial term, then the arrangement shall be deemed to have a five-year initial term, and if a Resale Arrangement states an initial term in excess of ten years, then the arrangement shall be deemed to have a ten-year initial term, in each case, after which term such arrangement will be deemed to be up for renewal or extension.

            (c) Limitations. Manager may decline to participate in any Required Resale Arrangement (including any renewal periods or extensions of Existing Resale Arrangements or New Resale Arrangements) unless the material terms and conditions of the Resale Arrangement, including the per minute Reseller Customer Fees and the per kilobyte Reseller Customer Fees to be paid to

      Manager, at all times are at least as favorable to Manager as the material terms and conditions of that certain MVNO Support Agreement, dated as of May 12, 2004 (the "AT&T ARRANGEMENT"), by and between Sprint Spectrum L.P. and AT&T Corp., giving effect to any changes to such terms and conditions that occur by virtue of the terms and conditions of the AT&T Arrangement. The parties acknowledge that the AT&T Arrangement has been terminated, but its material terms and conditions remain as the floor threshold for purposes of determining Manager's right to decline to participate in a Required Resale Arrangement pursuant to this section 3.5.2(c). Sprint PCS will give Manager written notice of any changes to the floor threshold that occur by virtue of the terms and conditions of the AT&T Arrangement.

            Except as set forth in section 10.4.1.1(c) below, Manager will have no obligation to participate in any Required Resale Arrangement after the Required Resale Participation Period.

            The Resale Arrangement between Sprint PCS and Virgin Mobile USA will be treated as a New Resale Arrangement and subject to the compensation set forth in section 10.4.1.1(a)(iii) or (iv), whichever is applicable, if continued after the expiration of the initial term of the arrangement.

            Additionally, Manager may decline to continue to participate in any Resale Arrangement after the initial term of that arrangement if such arrangement is renewed or extended prior to its contractual renewal date and before December 31, 2006.

            Except as required under the regulations and rules concerning mandatory resale, Manager may not sell Sprint PCS Products and Services for resale unless Sprint PCS consents to such sales in advance in writing.

      16. NON-COMPETITION [ADDM I, SECTION 11]. Section 3.6 is amended to read as follows:

            3.6 NON-COMPETITION. Neither Manager nor any of its Related Parties may offer Sprint PCS Products and Services outside of the Service Area without the prior written approval of Sprint PCS.

            Within the Service Area, Manager may offer, market or promote telecommunications products or services only under the following brands:

            (a)   products or services with the Brands;

            (b) other products and services under section 3.2, except no brand of a significant competitor of Sprint PCS in the telecommunications business may be used by Manager on these products and services, except that, if a Related Party of Manager offers a product or service of a significant competitor of Sprint PCS or its Related Parties in the telecommunications business, then Manager may not allow such Related Party of Manager to offer any Sprint PCS Products or Services;

            (c)   products or services with Manager's brand; or

            (d)   products or services with the brands of Manager's Related
      Parties,

            except no brand of a significant competitor of Sprint PCS or its Related Parties in the telecommunications business may be used by Manager's Related Parties on these products and services.

            If Manager or any of its Related Parties has licenses to provide broadband personal communication services outside the Service Area, neither Manager nor such Related Party may utilize the spectrum to offer Sprint PCS Products and Services without prior written consent from Sprint PCS. Additionally, when Manager's customers from inside the Service Area travel or roam to other geographic areas, Manager will route the customer's calls, both incoming and outgoing, according to the Sprint PCS Network Roaming and Inter Service Area Program Requirements, without regard to any wireless networks operated by Manager or its Related Parties. For example, Manager will program the preferred roaming list for handsets sold in the Service Area to match the Sprint PCS preferred roaming list.

      17. INTRA-LATA CALLS AND BACKHAUL SERVICES [NEW]. Section 12 of Addendum I and section 8 of Addendum II are deleted. Additionally, section 3.7 is amended in its entirety to read as follows:

            3.7 INTRA-LATA CALLS AND BACKHAUL SERVICES. Manager, acting as a single purchaser, may purchase capacity (including private line capacity) from SCCLP for intra-LATA calls and backhaul services. SCCLP will sell that capacity to Manager at the best price that SCCLP offers to third parties in similar situations when taking into account all relevant factors.

            Manager will offer to Sprint PCS or one of its Related Parties the right to make to Manager the last offer to provide capacity for intra-LATA calls and backhaul services for the Service Area Network if:

                        (i) Manager decides to use third parties for intra-LATA calls and backhaul services rather than self-provisioning the capacity or purchasing the capacity from Related Parties of Manager, and

                        (ii) Sprint PCS or one of its Related Parties has provided evidence to Manager that SCCLP or one of its

                  Related Parties has facilities to provide the capacity requested.

      Manager will deliver to Sprint PCS the terms under which the third party will provide the capacity. Sprint PCS or one of its Related Parties will have a reasonable time to respond to Manager's request for last offer to provide pricing for capacity for intra-LATA calls and backhaul, which will be no greater than 5 Business Days after receipt of the request for the pricing and the third party's terms from Manager. Manager will acquire capacity for intra-LATA calls and backhaul services from Sprint PCS or one of its Related Parties if Sprint PCS or one of its Related Parties offers Manager pricing and other terms for intra-LATA calls and backhaul services for the Service Area Network that matches the terms, including pricing, or is better than the terms and lower than the pricing offered by the third party. For purposes of this section 3.7, the term "backhaul" means the provision of services from a cell site of Manager to the corresponding switch associated with the cell site.

            If Manager has an agreement for these services that is in effect as of the date Addendum VIII is signed and the agreement was not made in anticipation of this agreement or Addendum VIII, then the requirements of this section 3.7 do not apply during the term of the other agreement. If the other agreement terminates for any reason, then the requirements of this section 3.7 do apply from and after the termination.

      18. SPRINT PCS ROAMING AND INTER SERVICE AREA PROGRAM REQUIREMENTS. [NEW]. Section 13 of Addendum I and section 2(g) of Addendum II are deleted. Additionally, the second paragraph of section 4.3 is amended to read as follows:

            Section 10.4.1 sets forth the settlement process that distributes between the members making up the Sprint PCS Network (i.e., Sprint PCS, Manager and all Other Managers) a fee for use of the Sprint PCS Network and the Service Area Network (the "INTER SERVICE AREA FEE").

      19. USE OF BRANDS [ADDM I, SECTION 14]. A new section 5.1(e) is added to the Management Agreement:

            (e) Sprint and Sprint Spectrum agree to provide Manager with the use of the Brands during the Term of this agreement under the terms of the Trademark License Agreements.

      20. IN-TERRITORY ADVERTISING AND PROMOTION [ADDM I, SECTION 15]. The following sentence is added at the end of section 6.2:

            Any such cooperative advertising arrangements will be commercially reasonable and will be consistently applied to Sprint PCS and to manager and the Other Managers.

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

      21.   CONFORMANCE TO SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS [ADDM I,
SECTION 16]. The first sentence of section 7.1(b) is replaced by the following sentence:

            Manager must demonstrate to Sprint PCS reasonable satisfaction that Manager has complied with the Sprint PCS Technical Program Requirements prior to connecting the Service Area Network to the rest of the Sprint PCS Network.

      22.   ESTABLISHMENT OF SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS [ADDM I,
SECTION 17]. The last sentence of section 7.2 is amended to read as follows:

            Sprint PCS has selected code division multiple access as the initial air interface technology for the Sprint PCS Network.

      23. CHANGES TO PROGRAM REQUIREMENTS [NEW]. Sections 19, 20 and 21 of Addendum I are deleted.

      (a)   The first sentence of section 9.2(e) is amended to read as follows:

            Manager must implement any changes in the Program Requirements within a commercially reasonable period of time unless Sprint PCS otherwise consents, subject to section 9.3.

      (b)   Section 9.3 is amended in its entirety to read as follows:

      9.3   MANAGER'S RIGHTS REGARDING CHANGES TO PROGRAM REQUIREMENTS.

            9.3.1 PARAMETERS FOR REQUIRED PROGRAM REQUIREMENT IMPLEMENTATION.
      (a) Manager may, without being in default of this Agreement, decline to implement a Non-Capital Program Requirement Change if Manager determines that the Non-Capital Program Requirement Change will satisfy any of the following tests:

                        (A) individually cause the combined peak negative cash flow of Manager to be an amount greater than 3% of Manager's Ultimate Parent's Enterprise Value, or

                        (B) when combined with original assessments made under clause (A) above of all other Program Requirement Changes that Sprint PCS announced and Manager agreed to implement or Manager otherwise was required to implement in accordance with section 9.3.4, both within the preceding 12 calendar months, cause the combined cumulative peak negative cash flow of Manager to be an amount greater than 5% of Manager's Ultimate Parent's Enterprise Value, or

                        (C) individually cause a decrease in the forecasted 5-year discounted cash flow of Manager's Ultimate Parent (at Manager's Ultimate Parent's appropriate discount rate) of more than 3% on a combined net present value basis, or

                        (D) when combined with original assessments made under clause (C) above of all other Program Requirement Changes that Sprint PCS announced and Manager agreed to implement or Manager otherwise was required to implement in accordance with section 9.3.4, both within the preceding 12 calendar months, cause a decrease in the forecasted 5-year discounted cash flow of Manager's Ultimate Parent (at Manager's Ultimate Parent's appropriate discount rate) of more than 5% on a combined net present value basis.

            The term "NON-CAPITAL PROGRAM REQUIREMENT CHANGE" means a Program Requirement Change that does not require Manager to make any capital expenditures in excess of 5% of Manager's capital budget as approved by the Manager's board of directors for the fiscal year in which the Program Requirement Change is requested, but does not include changes to the Trademark Usage Guidelines, the Marketing Communications Guidelines, and the Sprint PCS National or Regional Distribution Program Requirements.

            If Manager declines to implement any Non-Capital Program Requirement Change, Manager must give Sprint PCS within 10 Business Days after Sprint PCS provides Manager with notice of the Program Requirement Change:

                        (i) written notice that Manager declines to implement the Non-Capital Program Requirement Change, and

                        (ii) a written assessment of the impact of the Non-Capital Program Requirement Change on Manager using the parameters set forth in subparagraphs (A) through (D) above.

            (b) Manager may, without being in default of this agreement, decline to implement any Capital Program Requirement Change if Manager determines that the Capital Program Requirement Change will satisfy any of the following tests:

                        (A) have a negative net present value applying a 5-year discounted cash flow model, or

                        (B) individually cause the combined peak negative cash flow of Manager to be an amount greater than 3% of Manager's Ultimate Parent's Enterprise Value, or

                        (C) when combined with original assessments made under clause (B) above of all other Program Requirement Changes that Sprint PCS announced and Manager agreed to implement or Manager otherwise was required to implement in accordance with sections 9.3.1(c), 9.3.3 and 9.3.4, both within the preceding 12 calendar months, cause the combined cumulative peak negative cash flow of Manager to be an amount greater than 5% of Manager's Ultimate Parent's Enterprise Value.

            The term "CAPITAL PROGRAM REQUIREMENT CHANGE" means any Program Requirement Change that requires an expenditure of capital by Manager that is greater than 5% of Manager's capital budget as approved by the Manager's board of directors for the fiscal year in which the Program Requirement Change is requested, but does not include changes to the Trademark Usage Guidelines, the Marketing Communications Guidelines, and the Sprint PCS National or Regional Distribution Program Requirements.

            If Manager declines to implement any Capital Program Requirement Change, Manager must give Sprint PCS within 10 Business Days after Sprint PCS provides Manager with notice of the Program Requirement Change:

                        (i) written notice that Manager declines to implement the Capital Program Requirement Change, and

                        (ii) a written assessment of the impact of the Capital Program Requirement Change on Manager using the parameter set forth above.

            Manager must implement a Capital Program Requirement Change if:

                        (i) the capital requirement associated with such Program Requirement Change is for a network capacity expansion due to a change in a service plan, provided that implementing the Program Requirement Change will not exceed any of the parameters described in section 9.3.1(a), or

                        (ii) the capital requirement associated with such Program Requirement Change is necessary to comply with network performance standards required under this agreement.

            If Manager has the right to decline a Program Requirement Change, Sprint PCS may modify the scope of the Program Requirement Change in all or certain of Manager's markets to create a positive net present value for the entire Program Requirement Change, and Manager will implement the modified Program Requirement Change. Section 9.3.2 governs any disagreement between the parties regarding the determination of the net present value of a Program Requirement Change.

            Upon giving Manager notice of a Program Requirement Change, Sprint PCS will provide Manager with Sprint PCS's business analysis setting forth the reasons for such change, key assumptions used by Sprint PCS, and any other information reasonably requested by Manager.

            9.3.2. DISAGREEMENT WITH ASSUMPTIONS OR METHODOLOGY. Sprint PCS must notify Manager of any disagreement with Manager's assumptions or methodology within 10 days after its receipt of Manager's assessment under section 9.3.1. Manager will not be required to implement the Program Requirement Change if Sprint PCS fails to notify Manager of any disagreement within this 10-day period unless Sprint PCS requires such compliance under section 9.3.3 below. Either party may escalate the review of the assumptions and methodology underlying the assessment to the parties' respective Chief Financial Officers if Sprint PCS disagrees with Manager's assessment and the parties are unable to agree on the assumptions and methodology within 20 days after Sprint PCS notifies Manager of the disagreement.

            The parties will mutually select an independent investment banker in the wireless telecommunications industry ("INVESTMENT BANKER") to determine whether the implementation of the Program Requirement Change will exceed one of the parameters if Sprint PCS and Manager are unable to agree on the assumptions and methodology to perform the calculations within 30 days after Sprint PCS notifies Manager of the disagreement. The American Arbitration Association will select the Investment Banker if the parties do not select the Investment Banker within 50 days after Sprint PCS notifies Manager of the disagreement. Sprint PCS and Manager will cooperate fully and provide all information that the Investment Banker reasonably requests. But any Investment Banker that the American Arbitration Association selects, and its investment bank, must have no current engagement with either Manager or Sprint PCS and must not have been engaged by either such party within the 12 calendar months preceding the engagement under this section. A business relationship between Manager or Sprint PCS and a commercial bank or other organization affiliated with an investment bank will not disqualify the investment bank. The Investment Banker will have 20 days from the date of engagement to make its decision.

            Manager will pay any Investment Banker's fees and implement the Program Requirement Change if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will not exceed any of the parameters described in section 9.3.1.

            9.3.3 ONE OR MORE PARAMETERS EXCEEDED. Sprint PCS will pay the Investment Banker's fees if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will exceed at least one of the parameters described in section 9.3.1. Sprint PCS may require Manager to implement the Program Requirement Change whether the parties agree or disagree or the Investment Banker determines that implementing the Program Requirement Change will exceed at least one of the parameters described in section 9.3.1, if Sprint PCS agrees to compensate Manager the amount necessary to prevent Manager from exceeding the parameters set forth in section 9.3.1.

            9.3.4 CHANGES WITH RESPECT TO PRICING PLANS AND ROAMING PROGRAM REQUIREMENTS. Manager will implement a change with respect to the following in the manner requested by Sprint PCS, even if Manager determines that implementing the change will have an adverse impact on Manager that meets or exceeds the tests set forth in section 9.3.1(a) or section 9.3.1(b):

                        (i) relates to a pricing plan under section 4.4 or a roaming program, and

                        (ii) Sprint PCS reasonably determines must be implemented on an immediate or expedited basis to respond to specific, identifiable developments in the competitive market forces.

            Manager's implementation of the change will not adversely affect Manager's right to object to the implementation of the change. Manager will continue to comply with the change if the parties agree or the Investment Banker determines (using the procedure described in section 9.3.2) that implementing the change will not exceed any of the parameters described in section 9.3.1(a) or section 9.3.1(b). If Sprint PCS does not successfully challenge Manager's assessment of the adverse impact of the change on Manager in accordance with section 9.3.2, Sprint PCS can require Manager either to:

                        (i) continue to comply with the change and compensate
                  Manager in the amount necessary to reimburse Manager for any reasonable costs, expenses or losses that Manager incurs as a result of its implementation of the change net of any benefit that Manager receives, to the extent the costs, expenses and losses net of the benefits exceed the parameters set forth in section 9.3.1(a) or section 9.3.1(b), or

                        (ii) terminate its continued compliance with the change
                  and compensate Manager in the amount necessary to reimburse Manager for any reasonable costs, expenses or losses that Manager incurs as a result of its implementation of the change net of any benefit that Manager receives.

            Manager cannot terminate its continued compliance if Sprint PCS elects to require Manager's continued compliance with the change under section 9.3.3 above.

      (c)   A new section 9.7 is added to the Management Agreement:

            9.7 REVIEW OF PROGRAM REQUIREMENTS; UNILATERAL CHANGES.

                        Sprint PCS intends that any change to a Program
            Requirement will be in the best interests of Sprint PCS and Manager.

                        Sprint PCS and Manager will act in good faith to
            mitigate (to the extent commercially reasonable) the adverse economic impact on Manager of the exercise of any right of Sprint PCS to effect any change under or pursuant to this agreement, the Services Agreement and either Trademark License Agreement to the extent Manager believes such change will have a significant adverse economic impact on Manager's operations, except with respect to changes involving Sprint PCS National or Regional Distribution Program Requirements. For purposes of clarification, the parties intend the preceding sentence to obligate them to a robust discussion and open dialogue but understand the discussion and dialogue may not lead to any particular solution of the issues raised by Manager or Sprint PCS. By way of illustration, under the second preceding sentence, if Manager believed that the exercise of the unilateral right to change the Trademark Usage Guidelines or the designation of Sprint PCS Products and Services had an adverse economic impact on Manager, then Manager and Sprint PCS will in good faith attempt to mutually agree on how to mitigate the adverse impact on Manager.

      (d)   A new section 9.8 is added to the Management Agreement.

            9.8 BREACH FOR FAILURE TO IMPLEMENT PROGRAM REQUIREMENTS.

            Manager will be in material breach of a material term and Sprint PCS may exercise its rights under section 11 if Manager willfully refuses to implement a Program Requirement when required to do so under this agreement.

      24.   FEES [NEW]. (a) Sections 22 and 23 of Addendum I are deleted.

      (b) Article 10 of the Management Agreement is amended to read as follows:

                                    10. FEES

            10.1 GENERAL. Sprint PCS and Manager will pay to each other the fees and apply the credits in the manner described in this section 10. The amounts that Sprint PCS is paid or retains are for all obligations of Manager under this agreement. Many of the definitions for the fees in section 10.2 are found in section 10.3.

            10.2 FEES.

                  10.2.1 FEE BASED ON BILLED REVENUE. Sprint PCS will pay to Manager the Fee Based on Billed Revenue as determined in this section 10.2.1.

                  "BILLED REVENUE" is all customer account activity (e.g., all activity billed, attributed or otherwise reflected in the customer account but not including Customer Credits) during the calendar month for which the fees and payments are being calculated (the "BILLED MONTH") for Sprint PCS Products and Services related to all Customer accounts within a customer service area ("CSA") assigned to the Service Area, except (i) Outbound Roaming Fees, (ii) amounts handled separately in this section 10 (including the amounts in sections 10.2.3 through 10.2.6, 10.4 and 10.8),
      (iii) amounts collected from Customers and paid to governmental or regulatory authorities (e.g., Customer Taxes and USF Charges), and (iv) other amounts identified in this agreement as not included in Billed Revenue (these Customer accounts being "MANAGER ACCOUNTS"). Within 30 days after signing Addendum VIII, Sprint PCS will provide Manager with a list of all revenue accounts included in Billed Revenue, and Sprint PCS will, as soon as reasonably practicable, provide Manager with updates to that list as it changes.

                  Billed Revenue does not include new activity billed to the Customer solely to recover costs incurred by Sprint PCS, Manager or both

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

      related solely to such new activity. Manager and Sprint PCS will share the revenues from this billing in proportion to the costs they incur. Any amounts recovered in excess of costs incurred will be considered Billed Revenue.

                  For purposes of clarification, Sprint PCS currently assigns Customers to CSAs based on customer billing addresses and expects that procedure to remain in place after the Effective Date.

                  If Sprint PCS or Manager develops products or services that bundle Sprint PCS Products and Services with other products or services (e.g., local service or broadband wireline service), then Sprint PCS and Manager will use commercially reasonable efforts to agree on the proper allocation of revenue, bad debt expenses, credits and promotions for the bundled products and services.

                  Sprint PCS will reasonably determine the amount of credits applied to Manager Accounts during the Billed Month ("CUSTOMER CREDITS").

                  "NET BILLED REVENUE" for a Billed Month is the amount of the Billed Revenue less the Customer Credits.

                  The "FEE BASED ON BILLED REVENUE" for a Billed Month is equal to 92% of (a) Net Billed Revenue, less (b) the Allocated Write-offs for Net Billed Revenue.

                  10.2.2 OUTBOUND ROAMING FEE. Sprint PCS will pay to Manager a fee equal to the amount of Outbound Roaming Fees that Sprint PCS or its Related Parties bills to Manager Accounts, less the Allocated Write-offs for Outbound Roaming Fees. For purposes of clarification, Sprint PCS will settle separately with Manager the direct cost of providing the capability for the Outbound Roaming, including any amounts payable to the carrier that handled the roaming call and the clearinghouse operator for Outbound Roaming.

                  10.2.3 PHASE II E911 SURCHARGES. Sprint PCS will pay to Manager a fee equal to a portion of the E911 Phase II Surcharges (attributable to incremental costs for Phase II E911, including but not limited to related handset costs, routing costs, implementation costs, trunks and testing costs, and anticipated write-offs for bad debt) billed during the Billed Month to Customers with an NPA-NXX assigned to the Service Area, less the Allocated Write-offs for that portion of E911 Phase II Surcharges in the Billed Month. The portion of the billed amount attributed to Manager will be based on Manager's proportional cost (as compared to Sprint PCS' proportional cost) to comply with Phase II of the E911 requirements. Sprint PCS will determine from time to time the rate billed to Customers related to Phase II E911 and the portion payable to Manager.

                  10.2.4 WIRELESS LOCAL NUMBER PORTABILITY SURCHARGES. Sprint PCS will pay to Manager a fee equal to a portion of the Wireless Local Number Portability Surcharges ("WLNP SURCHARGES") billed during the Billed Month to Customers with an NPA-NXX assigned to the Service Area, less the Allocated Write-offs for that portion of the WLNP Surcharges in the Billed Month. The portion of the billed amount attributed to Manager will be based on Manager's proportional cost (as compared to Sprint PCS' proportional cost) to comply with Wireless Local Number Portability requirements. Sprint PCS will determine from time to time the rate billed to Customers related to WLNP Surcharges and the portion payable to Manager.

                  10.2.5 CUSTOMER EQUIPMENT CREDITS. Sprint PCS will apply as a credit to any other fees under this section 10.2 owing by Sprint PCS to Manager an amount equal to the amount of the Customer Equipment Credits less the Allocated Write-offs for Customer Equipment Credits.

                  10.2.6 WRITE-OFFS FOR CUSTOMER EQUIPMENT CHARGES. Sprint PCS will apply as a credit to any other fees under this section 10.2 owing by Sprint PCS to Manager an amount equal to the amount of the Allocated Write-offs for Customer Equipment Charges.

            10.3 DEFINITIONS USED IN FEE CALCULATIONS

                  10.3.1 WRITE-OFFS. Sprint PCS will determine the amounts written off net of deposits applied and net of recoveries (the "WRITE-OFFS") in the Sprint PCS billing system during the Billed Month relating to Manager Accounts.

                  10.3.2 BILLED COMPONENTS. Each of the following amounts is referred to as a "BILLED COMPONENT" and collectively they are referred to as the "BILLED COMPONENTS".

                        10.3.2.1 Net Billed Revenue. The amount determined as described in section 10.2.1.

                        10.3.2.2 Customer Equipment Credits. The reductions of amounts billed to Manager Accounts related to the sale of handsets and handset accessories from Sprint PCS inventory are referred to as "CUSTOMER EQUIPMENT CREDITS". This is a negative amount that reduces the Amount Billed (Net of Customer Credits).

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

                        10.3.2.3 100% Affiliate Retained Amounts. The amounts referred to as "100% Affiliate Retained Amounts" on Exhibit 10.3, to which Manager is entitled to 100% of the amounts that Customers are billed for such items.

                        10.3.2.4 100% Sprint PCS Retained Amounts. The amounts referred to as "100% Sprint PCS Retained Amounts" on Exhibit 10.3, to which Sprint PCS is entitled to 100% of the amounts that Customers are billed for such items.

                        10.3.2.5 Customer Equipment Charges. The amounts that Sprint PCS bills to Manager Accounts for subscriber equipment and accessories sold or leased are referred to as "CUSTOMER EQUIPMENT CHARGES".

                        10.3.2.6 E911 Phase II Surcharges. The amounts that Sprint PCS bills to Manager Accounts to recover all costs related to Phase II E911 functionality are referred to as "E911 PHASE II SURCHARGES".

                        10.3.2.7 USF Charges. The amounts that Sprint PCS bills to Manager Accounts relating to Universal Service Funds are referred to as "USF CHARGES".

                        10.3.2.8 WLNP Surcharges. The amounts that Sprint PCS bills to Manager Accounts to recover costs related to WLNP activities.

                  10.3.3 AMOUNT BILLED (NET OF CUSTOMER CREDITS). The "AMOUNT BILLED (NET OF CUSTOMER CREDITS)" for a Billed Month is equal to the sum of the Billed Components.

                  10.3.4 THE ALLOCATED WRITE-OFFS. The "ALLOCATED WRITE-OFFS" for all or a portion of a Billed Component in a Billed Month is the Write-offs for the Billed Month times the amount of the Billed Component (or portion thereof) divided by the Amount Billed (Net of Customer Credits).

            10.4 OTHER FEES AND PAYMENTS. Sprint PCS and Manager will pay to each other the fees and payments described below:

                  10.4.1 INTER SERVICE AREA FEES AND RESELLER CUSTOMER FEES.

                        10.4.1.1Inter Service Area Fee and Reseller Customer Fee Paid. Manager will pay to Sprint PCS an Inter Service Area Fee as set forth in this section 10.4.1 for each billed minute or kilobyte of use that a Customer with an NPA-NXX assigned to the Service

      Area uses a portion of the Sprint PCS Network other than the Service Area Network. Sprint PCS will pay to Manager an Inter Service Area Fee for each billed minute or kilobyte of use that a Customer whose NPA-NXX is not assigned to the Service Area Network uses the Service Area Network.

                        (a) Sprint PCS will pay to Manager the fees set forth in this section 10.4.1 for each billed minute or kilobyte of use that a Reseller Customer uses the Service Area Network unless otherwise negotiated (such fees are referred to in this agreement as "RESELLER CUSTOMER FEES"):

                        (i) with respect to Existing Resale Arrangements (other
            than Virgin Mobile USA, which is addressed in clause (ii) below), the amount of fees set forth in subsections 10.4.1.2 and 10.4.1.3;

                        (ii) with respect to Virgin Mobile USA, the amount of
            fees set forth in Program Requirement 3.5.2 - VMU; except, that the Resale Arrangement between Sprint PCS and Virgin Mobile USA will be treated as a New Resale Arrangement and subject to the compensation set forth in section 10.4.1.1(a)(iii) or (iv), whichever is applicable, if continued after the expiration of the initial term of the arrangement;

                        (iii) with respect to arrangements between Sprint PCS
            and resellers that are entered into after April 1, 2004 and before January 1, 2007, or that are renewed or extended during that period, the amount of fees collected by Sprint PCS from the resellers as payment for the Reseller Customer's use of the Service Area Network; and

                        (iv) with respect to arrangements between Sprint PCS and
            resellers that are entered into, renewed or extended during the three-year period beginning on January 1, 2007, or a subsequent three-year period beginning on the third anniversary of the beginning of the previous three-year period, the amount of fees determined as described in section 10.4.1.1(c).

                        (b) With respect to Resale Arrangements described in
      section 10.4.1.1(a)(iii), Sprint PCS will give Manager Manager's proportional share of (i) any cash payments received by Sprint PCS from the other party to a Resale Arrangement, in addition to the reseller rate, relating specifically to the Resale Arrangements (other than those cash payments for reimbursement of expenses incurred to implement the Resale Arrangement, which are addressed in the following paragraph), and (ii) to the extent reasonably able to be made available to Manager, any non-cash payments received by Sprint PCS from the other party to the

      Resale Arrangement relating specifically to the Resale Arrangements. For purposes of clarification, payments made to Sprint PCS to reimburse Sprint PCS for actual costs incurred to implement some aspect of the Resale Arrangement are not cash or non-cash payments subject to this section.

                        Sprint PCS will use commercially reasonable efforts to negotiate with the other party to the Resale Arrangement to have the other party directly reimburse Manager for Manager's actual costs incurred to implement the Resale Arrangement, if any. If Sprint PCS is unable to negotiate such reimbursement arrangement with the other party, but collects reimbursement from the other party to the Resale Arrangement, Sprint PCS will allocate to Manager Manager's proportional share of any reimbursement received from the other party.

                        If the reseller is a Related Party of Sprint PCS or if Sprint PCS owns a substantial equity interest in the reseller, then Sprint PCS and Manager must agree on the Reseller Customer Fee to be paid by Sprint PCS to Manager and any proportional sharing of any other cash and non-cash payments before Manager will have an obligation to participate in such arrangement.

                        (c) For each three-year period described in section 10.4.1.1(a)(iv):

                        (i) Sprint PCS will give Manager proposed terms, fees
            and conditions applicable to Manager's participation in Resale Arrangements by October 31 of the calendar year before the calendar year in which the then current reseller period ends (e.g., the initial reseller period ends on December 31, 2006 so the amount has to be presented by October 31, 2005). Manager's representative and the Sprint PCS representative will begin discussions regarding the proposed terms, fees and conditions applicable to Manager's participation in Resale Arrangements within 20 days after Manager receives the proposed terms, fees and conditions applicable to Manager's participation in Resale Arrangements from Sprint PCS.

                        (ii) If the parties do not agree on the new terms, fees
            and conditions applicable to Manager's participation in Resale Arrangements within 30 days after the discussions begin, then Manager may escalate the discussion to the Sprint PCS Chief Financial Officer or Sprint Spectrum may escalate the discussion to Manager's Chief Executive Officer or Chief Financial Officer.

                        (iii) If the parties cannot agree on the new terms,
            fees and conditions applicable to Manager's participation in Resale Arrangements through the escalation process within 20 days after the escalation process begins, then without Manager's prior written consent, (A) Manager will not be required to participate in any Resale Arrangement that is entered into by Sprint PCS, or renewed or extended, after the Required Resale Participation Period and (B) Manager will not be required to participate in Existing Resale Arrangements or Required Resale Arrangements after the Required Resale Participation Period, provided, however, that Manager will continue to allow resellers under Existing Resale Arrangements and resellers under Required Resale Arrangements, which Manager opted into or in which Manager was required to participate under this agreement, to activate subscribers with an NPA-NXX assigned to Manager's Service Area and Manager will continue to support such resellers (x) with respect to resellers under Existing Resale Arrangements and resellers under New Resale Arrangements, throughout the then remaining term of their Resale Arrangement with Sprint PCS, without giving effect to any applicable renewal terms and phase out periods, and (y) with respect to resellers under Renewed Resale Arrangements, throughout the then remaining renewal term of their Resale Arrangement with Sprint PCS, without giving effect to any applicable additional renewal terms and phase out periods. For purposes of determining renewals and extensions of Resale Arrangements under this Agreement, including without limitation for purposes of this section 10.4.1.1(c)(iii), if a Resale Arrangement does not expressly state an initial term, then the arrangement shall be deemed to have a five-year initial term, and if a Resale Arrangement states an initial term in excess of ten years, then the arrangement shall be deemed to have a ten-year initial term, in each case, after which term such arrangement will be deemed to be up for renewal or extension. Manager will continue to receive Reseller Customer Fees with respect to such Resale Arrangements at the same rates in effect at the end of the Required Resale Participation Period.

            Sprint PCS may not amend, modify or change in any manner the Inter Service Area Fees between Sprint PCS and Manager or Reseller Customer Fees and other matters set forth in this section 10.4.1 without Manager's prior written consent, except as expressly provided in this section. For purposes of clarification, the parties do not intend the above sentence to limit Sprint PCS' ability to negotiate fees with resellers.

            Sprint PCS will not be obligated to pay Manager those Inter Service Area Fees not received by Sprint PCS from an Other Manager who is a debtor in a bankruptcy proceeding with respect to Inter Service

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      Area Fees that Sprint PCS owes Manager because of CSAs assigned to such
      Other Manager's Service Area traveling in the Service Area. For clarification purposes, Sprint PCS does not have to advance the Inter Service Area Fees for the Other Manager who is involved in the bankruptcy proceeding to Manager, to the extent that the Other Manager fails to pay the Inter Service Area Fees. Manager bears the risk of loss of the Other Manager who is involved in the bankruptcy proceeding not paying the Inter Service Area Fees to Sprint PCS.

            If relief is ordered under title 11 of the United States Code for an Other Manager or an Other Manager files a voluntary petition for relief under title 11 of the United States Code and such Other Manager fails to pay to Sprint PCS amounts that such Other Manager owes to Sprint PCS with respect to the Inter Service Area Fees for travel into Manager's Service Area, at Manager's direction, (a) Sprint PCS will either (i) take reasonable steps to prevent such Other Manager from continuing after the commencement of its bankruptcy case to incur Inter Service Area Fees for travel into Manager's Service Area without timely remitting payment of such Inter Service Area Fees to Sprint PCS for the benefit of Manager, or
      (ii) assign to Manager all of its rights as a creditor of such Other Manager to prevent such Other Manager from continuing after the commencement of its bankruptcy case to incur Inter Service Area Fees for travel into Manager's Service Area without timely remitting payment of such Inter Service Area Fees to Manager, and (b) Sprint PCS will either
      (i) include the amount owed by the Other Manager to Manager in the Sprint PCS proof of claim filed in the bankruptcy proceeding, and remit to Manager when and as it receives distributions with respect to such proof of claim for Inter Service Area Fees for travel in Manager's Service Area, a pro-rata share of such distributions or (ii) immediately assign to Manager all of its claims and rights as a creditor of such Other Manager for those amounts owed with respect to Inter Service Area Fees for travel in Manager's Service Area. Sprint PCS agrees to take all actions necessary to effect these assignments of rights to Manager, and further agrees that Manager will not be responsible for any expenses related to such assignments. If Sprint PCS receives any amounts from an Other Manager who is a debtor in a bankruptcy proceeding with respect to Inter Service Area Fees for travel into the Service Area, Sprint PCS will immediately remit those amounts to Manager.

            If relief is ordered under title 11 of the United States Code for Sprint PCS or Sprint PCS files a voluntary petition for relief under title 11 of the United States Code, then Sprint PCS will be deemed a trustee for Manager's benefit with respect to any Inter Service Area Fees that Sprint PCS collects from Other Managers for travel into Manager's Service Area, and Sprint PCS has no rights to Manager's portion of such Inter Service Area Fees.

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

            Manager acknowledges that if the manner in which the CSAs are assigned changes because of changes in the manner in which the NPA- NXX is utilized, the manner in which the Inter Service Area Fees and Reseller Customer Fees, if any, will be changed accordingly.

                        10.4.1.2 Voice and 2G Data Rate. The amount of the Inter Service Area Voice and 2G Data Fee and Reseller Customer Voice and 2G Data Fee for arrangements between Sprint PCS and resellers in existence as of April 1, 2004, will be as follows:

                        (a) The Inter Service Area Voice and 2G Data Fee for
            each billed minute of use that a Customer uses an Away Network and the Reseller Customer Fee for each billed minute of use that a Reseller Customer uses the Service Area Network, will be $0.058 from the Effective Date to December 31, 2006.

                        (b) For each calendar year during the Term of this
            agreement beginning January 1, 2007, the Inter Service Area Voice and 2G Data Fee for each billed minute of use that a Customer uses an Away Network and the Reseller Customer Fee for each billed minute of use that a Reseller Customer uses the Service Area Network, will be an amount equal to 90% of Sprint PCS' Retail Yield for Voice and 2G Data Usage for the previous calendar year; provided that such amount for any period will not be less than Manager's network costs (including a reasonable return using Manager's weighted average cost of capital applied against Manager's net investment in the Service Area Network) to provide the services that are subject to the Inter Service Area Voice and 2G Data Fee. If the parties have a dispute relating to the determination of the foregoing fees for any period, then the parties will submit the dispute to binding arbitration as set forth in sections 14.2 and 10.4.1.3(b).

                        (c) Notwithstanding any provision in this subsection
            10.4.1.2 to the contrary, the $0.10 inter service area voice fee arrangement set forth in section 13 of Addendum III shall continue to apply to travel involving the following billing identifiers:
            40613 and 40618, as they exist on the date Addendum VIII is signed (each a "PENNSYLVANIA BID") until, with respect to each Pennsylvania BID, the earlier of (a) December 31, 2011 or (b) the first day of the calendar month which follows the first calendar quarter in which Manager reaches a Subscriber Penetration Rate of seven percent in such Pennsylvania BID. For purposes of this paragraph, "SUBSCRIBER PENETRATION RATE" means the quotient of the number of Customers in each Pennsylvania BID divided by the covered pops in such Pennsylvania BID, each on the last day of each calendar month. On and after such date in which the $0.10 arrangement is terminated with respect to an Pennsylvania BID, the Inter Service Area Voice and 2G Data Fee that applies to the remainder of Manager's Service Area as of the date of termination will apply in that Pennsylvania BID. Manager will provide Sprint PCS with the Subscriber Penetration Rate of each Pennsylvania BID at the end of each calendar quarter until this arrangement is terminated in both Pennsylvania BIDs. For purposes of illustration only, the parties have attached Exhibit 10.4.1.2(c) as an example (based on current information) of how Subscriber Penetration Rates will be determined in the Pennsylvania BIDs.

                        10.4.1.3 3G Data Rate. The amount of the Inter Service Area 3G Data Fee and Reseller Customer 3G Data Fee for arrangements between Sprint PCS and resellers in existence as of April 1, 2004, will be as follows:

                  (a) From the Effective Date to December 31, 2006 ("INITIAL 3G
            DATA FEE PERIOD"), the Inter Service Area 3G Data Fee for each kilobyte of use that a Customer uses an Away Network and the Reseller Customer 3G Data Fee for each kilobyte of use that a Reseller Customer uses the Service Area Network, will be $0.0020; except with respect to Sprint 3G Data Service as defined and set out in the Program Requirement 3.5.2.

                  (b) For each calendar year during the Term of this agreement beginning January 1, 2007, the Inter Service Area 3G Data Fee and the Reseller Customer 3G Data Fee will be an amount equal to 90% of the Sprint PCS Retail Yield for 3G Data Usage for the previous calendar year; provided that such amount for any period will not be less than Manager's network costs (including a reasonable return using Manager's weighted average cost of capital applied against Manager's net investment in the Service Area Network) to provide the services that are subject to the Inter Service Area 3G Data Fee and the Reseller Customer 3G Data Fee. If the parties have a dispute relating to the determination of the foregoing fees for any period, then the parties will submit the dispute to binding arbitration as set forth in section 14.2 and the next paragraph.

                  If Manager submits the matter to arbitration the fees that
            Sprint PCS proposed will apply starting after December 31 of the first year of the appropriate period as described in section
            10.4.1.4 and will continue in effect unless modified by the final decision of the arbitrator. If the arbitrator imposes a fee different than the ones in effect the new fees will be applied as if in effect after December 31 of the first year of the appropriate period as described in section 10.4.1.4 and if on application of the new fees one party owes the other party any amount after taking into account payments the parties have already made then the owing party will pay the other party within 30 days of the date of the final arbitration order.

                        10.4.1.4 Rate Changes - Effective Date. All rate changes related to Inter Service Area Fees and Reseller Customer Fees will be applied to all activity in a bill cycle that closes after the effective date of the rate change. The previous rates will apply to all activity in a bill cycle that closes before the effective date of the rate change.

                        10.4.1.5 Long Distance. The long distance rates associated with the Inter Service Area and Reseller Customer usage will be equal to the actual wholesale transport and terminating costs associated with the originating and terminating locations. The rates are then applied to cumulative usage at a BID level for settlement purposes.

                  10.4.2 INTERCONNECT FEES. Manager will pay to Sprint PCS (or to other carriers as appropriate) monthly the interconnect fees, if any, as provided under section 1.4.

                  10.4.3 TERMINATING AND ORIGINATING ACCESS FEE. Sprint PCS will pay Manager 92% of any terminating or originating access fees Sprint PCS collects from an IXC that are not subject to refund or dispute (but it will not be Billed Revenue). For purposes of clarification, Sprint Corporation's Related Parties are obligated to pay terminating access to Sprint PCS only if MCI and AT&T pay terminating or originating access to Sprint PCS. At the Effective Date of Addendum VIII, neither MCI nor AT&T pays terminating access to Sprint PCS. The ability of wireless carriers to collect access fees is currently subject to legal challenge. The parties acknowledge that Sprint PCS has limited ability to require IXCs to pay access fees.

                  10.4.4 REIMBURSEMENTS FOR MISTAKEN PAYMENTS. If one party mistakenly pays an amount that the other party is obligated to pay then the other party will reimburse the paying party, if the paying party identifies the mistake and notifies the receiving party within 9 calendar months after the date on which the paying party makes the mistaken payment.

            10.5 TAXES AND PAYMENTS TO THE GOVERNMENT. Manager will pay or reimburse Sprint PCS for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees that a governmental authority levies on the fees and charges payable by Sprint PCS to Manager.

            Manager will report all taxable property to the appropriate taxing

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

      authority for ad valorem tax purposes. Manager will pay as and when due all taxes, assessments, liens, encumbrances, levies and other charges against the real estate and personal property that Manager owns or uses in fulfilling its obligations under this agreement.

            Manager is responsible for paying all sales, use or similar taxes on the purchase and use of its equipment, advertising and other goods or services in connection with this agreement.

            Sprint PCS will be solely responsible for remitting to government agencies or their designees any and all fees or other amounts owed as a result of the services provided to the Customers under the Management Agreement. As a consequence of this responsibility, Sprint PCS is entitled to 100% of any amounts that Manager, Sprint PCS or their Related Parties receives from Customers (including Customers whose NPA-NXX is assigned to the Service Area) relating to these fees or other amounts.

            10.6 UNIVERSAL SERVICE FUNDS.

                  10.6.1 PAID BY GOVERNMENT. Manager is entitled to 100% of any federal and state subsidy funds (the "SUBSIDY FUNDS"), including Universal Service Funds, that Manager or Sprint PCS receives from government disbursements based on customers with mailing addresses located in the Service Area and with NPA-NXXs assigned to the Service Area, or such other method then in effect under the rules of the FCC, Universal Service Administrative Company or other federal or state administrator. For purposes of clarity, Universal Service Funds provide support payments to Eligible Telecommunications Carriers ("ETC") serving in high cost areas or providing services to low income individuals. Sprint PCS will file at its cost on behalf of itself or Manager appropriate ETC documentation in those jurisdictions in which Sprint PCS determines to make the filing. Manager will bear the costs of any filing made by Sprint PCS in those jurisdictions in which Manager requests Sprint PCS to make the filing.

            If Manager asks Sprint PCS to make a filing in a jurisdiction and Sprint PCS reasonably determines not to make the filing because making the filing is detrimental to Sprint's best interests, then Sprint does not have to make the filing. If Manager disagrees with the reasonableness of Sprint PCS' determination not to make the filing, then the parties will submit to binding arbitration in accordance with section 14.2, excluding the escalation process set forth in section 14.1.

            If the process set forth in the previous paragraph results in Sprint PCS making a filing, Manager will pay all of Sprint PCS' reasonable out-of-pocket costs associated with the filing and any compliance obligations that arise from the filing or that are imposed by the jurisdiction in which

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

      the filing is made (e.g. filing fees, legal fees, expert witness retention, universal lifeline service, enhancing customer care quality, and including, without limitation, network upgrades). Sprint PCS will remit to Manager 50% of any Subsidy Funds that Sprint PCS receives from filings Sprint PCS is required to make under the preceding paragraph that are not payable to Manager under the first paragraph of this section 10.6.1, until the aggregate amount of the payments to Manager under this sentence equals 50% of the amount Manager has paid Sprint PCS under the preceding sentence.

            All Subsidy Funds received must be used to support the provision, maintenance and upgrading of facilities and services for which the funds are intended. Sprint PCS will attempt to recover from the appropriate governmental authority Subsidy Funds and will remit the appropriate recoveries to Manager.

                  10.6.2 PAID BY CUSTOMERS. Sprint PCS will be solely responsible for remitting to government agencies or their designees, including but not limited to the Universal Service Administrative Company, all universal service fees. As a consequence of this responsibility, Sprint PCS is entitled to 100% of any amounts that Manager, Sprint PCS or their Related Parties receives from Customers (including Customers whose NPA-NXX is assigned to the Service Area) relating to the Universal Service Funds.

            10.7 EQUIPMENT REPLACEMENT PROGRAM. Sprint PCS is entitled to 100% of the amounts that Customers pay for participating in any equipment replacement program offered by Sprint PCS and billed on their Sprint PCS bills. Manager will not be responsible for or in any way billed for any costs or expenses that Sprint PCS or any Sprint PCS Related Party incurs in connection with any such equipment replacement program. Sprint PCS will reimburse Manager for any costs it incurs if Sprint PCS fails to comply with any Sprint PCS equipment replacement program. Manager is entitled to 100% of the amounts that Customers pay for participating in any equipment replacement program offered by Manager and billed separately by Manager. Manager will reimburse Sprint PCS for any costs it incurs if Manager fails to comply with any Manager equipment replacement program.

            10.8 CUSTOMER EQUIPMENT. Sprint PCS is entitled to 100% of the amounts that Customers pay for subscriber equipment and accessories sold or leased by Sprint PCS, and Manager is entitled to 100% of the amounts that Customers pay for subscriber equipment and accessories sold or leased by Manager , subject to the equipment settlement process in section 4.1.2.

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

            10.9 PHASE I E911. Sprint PCS is entitled to collect 100% of the E911 Phase I Surcharges (e.g., for equipment other than handsets, such as platforms and networks). Sprint PCS will attempt to recover from the appropriate governmental authority Phase I E911 reimbursements and will remit the appropriate amounts to Manager.

            10.10 MANAGER DEPOSITS INTO RETAIL BANK ACCOUNTS. Each Business Day, Manager will deposit into bank accounts and authorize Sprint PCS or a Related Party that Sprint PCS designates to sweep from such accounts the amounts collected from Customers on behalf of Sprint PCS and its Related Parties for Sprint PCS Products and Services. Manager will allow the funds deposited in the bank accounts to be transferred daily to other accounts that Sprint PCS designates. Manager will also provide the daily reports of the amounts collected that Sprint PCS reasonably requires. Manager will not make any changes to the authorizations and designations Sprint PCS designates for the bank accounts without Sprint PCS' prior written consent.

            10.11 MONTHLY STATEMENTS.

                  10.11.1 SECTION 10.2 STATEMENT. Each month Sprint PCS will determine the amount payable to or due from Manager for a Billed Month under section 10.2. Sprint PCS will deliver a monthly statement to Manager that reports the amount due to Manager, the manner in which the amount was calculated, the amount due to Sprint PCS and its Related Parties under this agreement and the Services Agreement, and the net amount payable to or due from Manager.

                  10.11.2 OTHER STATEMENTS. Sprint PCS will deliver a monthly statement to Manager that reports amounts due to Manager or from Manager, other than amounts described in section 10.12.1, the manner in which the amounts were calculated, the amount due to Manager or to Sprint PCS and its Related Parties under this agreement and the Services Agreement, and the net amount payable to Manager.

                  10.11.3 THIRD PARTY CHARGES. Sprint PCS will include any third party charges authorized under the Management Agreement, Services Agreement or either of the Trademark License Agreements on Manager's statements within three calendar months after the end of the calendar month during which Sprint PCS receives the third party charge. Sprint PCS' failure to include these charges on Manager's statements within the three calendar month-period will mean that Sprint PCS cannot collect those third party charges from Manager. Sprint PCS will use its commercially reasonable efforts to obtain a third party charge that Sprint PCS has not received within three calendar months after a third party provides a service or product, and an estimate of the charge.

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

            10.12 PAYMENTS.

                  10.12.1 WEEKLY PAYMENTS. Sprint PCS will pay the amount payable to Manager for a Billed Month under section 10.2 in equal weekly payments on consecutive Thursdays beginning the second Thursday of the calendar month following the Billed Month and ending on the first Thursday of the second calendar month after the Billed Month. If Sprint PCS is unable to determine the amount due to Manager in time to make the weekly payment on the second Thursday of a calendar month, then Sprint PCS will pay Manager for that week the same weekly amount it paid Manager for the previous week. Sprint PCS will true-up any difference between the actual amount due for the first weekly payment of the Billed Month and amounts paid for any estimated weekly payments after Sprint PCS determines what the weekly payment is for that month. Sprint PCS will use reasonable efforts to true-up within 10 Business Days after the date on which Sprint PCS made the estimated weekly payment.

                  10.12.2 MONTHLY PAYMENTS. The amounts payable to Manager and Sprint PCS and its Related Parties under this agreement and the Services Agreement, other than the payments described in section 10.12.1, will be determined, billed and paid monthly in accordance with section 10.12.3.

                  10.12.3 TRANSITION OF PAYMENT METHODS. (a) Sprint PCS and Manager wish to conduct an orderly transition from making weekly payments to Manager based on Collected Revenues to weekly payments based on Billed Revenue. The method of calculating the weekly payments will change on the first day of the calendar month after the Effective Date of Addendum VIII (the "TRANSITION DATE"). The weekly amounts paid to Manager during the calendar month before the Transition Date and on the first Thursday after the Transition Date will be based on the Collected Revenues method. The weekly amounts paid to Manager beginning on the second Thursday of the second calendar month after the Transition Date will be based on the Billed Revenue method described in this section 10. To effect an orderly transition, Sprint PCS will pay Manager for the period beginning on the second Thursday after the Transition Date and ending on the first Thursday of the calendar month after the Transition Date an amount calculated as described below in section 10.12.3(b).

                  (b) Sprint PCS will apply the estimated collection percentages that Sprint PCS uses before the Transition Date to the gross accounts receivable aging categories for Customers with an NPA-NXX assigned to the Service Area as of the close of business on the day before the Transition Date to calculate the amount Sprint PCS anticipates collecting on those accounts receivable. Sprint PCS will pay Manager the amount estimated to be collected in equal weekly payments on consecutive Thursdays beginning the second Thursday after the Transition

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

      Date and ending the first Thursday of the calendar month after the Transition Date. Sprint PCS will also pay to Manager no later than the second Thursday after the Transition Date any Collected Revenues received after the Saturday before the Transition Date and before the Transition Date.

                  (c) Sprint PCS will recalculate the estimated collection percentages and apply the recalculated estimated collection percentages to the gross accounts receivable aging categories described in the first sentence of section 10.12.3(b) when all applicable data is available. Sprint PCS will increase or decrease a weekly payment by the amount of the difference between the amount paid to Manager based on the initial estimated collection percentages and the amount that would have been paid to Manager using the newer estimated collection percentages.

            10.13 DISPUTE OR CORRECTION OF STATEMENT AMOUNT. A party can only dispute or correct an amount on a statement in good faith. If a party disputes or corrects an amount on a statement, the disputing or correcting party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within the later to occur of: (i) three calendar months after the end of the calendar month during which the disputed or erroneous statement was delivered and (ii) 30 days after Manager receives information from Sprint PCS in response to Manager's request relating to amounts on a statement.

            Any dispute regarding a statement will be submitted for resolution under the dispute resolution process in section 14. The parties must continue to pay to the other party all amounts, except disputed amounts (subject to the next paragraph), owed under this agreement and the Services Agreement during the dispute resolution process. If the Disputing Party complies with the requirements of this paragraph, then the other party or its Related Parties may not declare the Disputing Party in breach of this agreement or the Services Agreement because of nonpayment of the disputed amount, pending completion of the dispute resolution process.

            If the aggregate disputed amount, combined with any aggregate disputed amount under section 10.14, exceeds $1,000,000, then upon the written request of the other party, the party disputing the amount (the "DISPUTING PARTY") will deposit the portion of the disputed amount in excess of $1,000,000 into an escrow account that will be governed by an escrow agreement in a form to be mutually agreed upon by the parties. The Disputing Party will deposit the amount into the escrow account within 10 Business Days after its receipt of the written request from the other party in accordance with the foregoing. If the Disputing Party complies with the requirements of this paragraph, then the other party or its Related Parties may not declare the Disputing Party in breach of this agreement or the Services Agreement because of nonpayment of the disputed amount, pending completion of the dispute resolution process.

            The escrow agent will be an unrelated third party that is in the business of serving as an escrow agent for or on behalf of financial institutions. The parties will share evenly the escrow agent's fees. The escrow agent will invest and reinvest the escrowed funds in interest-bearing money market accounts or as the parties otherwise agree. The escrow agent will disburse the escrowed funds in the following manner based on the determination made in the dispute resolution process:

                        (a) If the Disputing Party does not owe any of the
            disputed amounts, then the escrow agent will return all of the escrowed funds to the Disputing Party with the interest earned on the escrowed funds.

                        (b) If the Disputing Party owes all of the disputed
            amounts, then the escrow agent will disburse all of the escrowed funds with the interest earned on the escrowed funds to the non-disputing party. If the interest earned is less than the amount owed based on the Default Rate, then the Disputing Party will pay the non-disputing party the difference between those amounts.

                        (c) If the Disputing Party owes a portion of the
            disputed amounts, then the escrow agent will disburse to the non-disputing party the amount owed with interest at the Default Rate from the escrowed funds and disburse the balance of the escrowed funds to the Disputing Party. The Disputing Party will pay the non-disputing party the amount owed for interest at the Default Rate if the amount of the escrowed funds is insufficient.

            Manager and Sprint PCS will take all reasonable actions necessary to allow the Disputing Party to continue to reflect the amounts deposited into the escrow account by the Disputing Party as assets in the Disputing Party's financial statements.

            The parties will use the dispute resolution process under section
      14.2 of this agreement, excluding the escalation process set forth in section 14.1, if they cannot agree on the form of escrow agreement.

            The parties agree that, despite this section 10.13, Manager will pay all disputed amounts due to Sprint PCS or any Related Party for fees for CCPU Services and CPGA Services payable under the Services Agreement for periods ending on or before December 31, 2006, subject to any other rights and remedies that Manager has under this agreement and

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

      the Services Agreement. The parties may discuss any amounts that Manager believes are in error in the calculation of such fees, and attempt to agree on the corrected amounts, but these discussions do not delay or otherwise affect Manager's payment obligations under this section 10.13.

            The dispute of an item in a statement does not stay or diminish a party's other rights and remedies under this agreement, except that a party must complete the dispute resolution process in section 14 before taking any legal or equitable action against the other party.

            10.14 DISPUTE OR CORRECTION OF A THIRD PARTY INVOICE AMOUNT. Sprint PCS will include the applicable portion of any amount based on a third party invoice in a statement to Manager within three calendar months after Sprint PCS' receipt of the third party invoice. Sprint PCS' failure to include the amount in a statement to Manager within the three calendar month-period will mean that the third party charges will not be collectible from Manager. Sprint PCS will use its commercially reasonable efforts to obtain a third party charge that Sprint PCS has not received within three calendar months after a third party provides a service or product, and an estimate of the charge.

            A party can dispute or correct an amount based on a third party invoice only in good faith. Modified invoices received by Sprint PCS from a third party vendor and then sent by Sprint PCS to Manager will be treated as a new statement for purposes of this section, so long as the modified statement was revised in good faith and not simply to provide Sprint PCS additional time to resubmit a previous invoice. Sprint PCS will cooperate with Manager and take commercially reasonable steps to cause the third party to cooperate with Manager to enable Manager to ascertain the circumstances leading to a modified invoice.

            If a party disputes or corrects an amount on a third party invoice or the amount Sprint PCS attributed to Manager, the disputing party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within three calendar months after the end of the calendar month during which the disputed, erroneous or modified statement was delivered. Sprint PCS and Manager will cooperate with each other to obtain the information needed to determine if the amounts billed by the third party and allocated to Manager were correct.

            Any dispute regarding the amount of the third party invoice Sprint PCS attributed to Manager will be submitted for resolution under the dispute resolution process in section 14. Manager must continue to pay to Sprint PCS all amounts, except disputed amounts, owed under this agreement and the Services Agreement during the information gathering and dispute resolution process. If the aggregate disputed amount, combined with any aggregate disputed amount under section 10.13, exceeds $1,000,000, then upon the written request of Sprint PCS, Manager will deposit the portion of the disputed amount in excess of $1,000,000 into an escrow account that will be governed by an escrow agreement containing terms similar to the general terms described in section 10.13 and in a form to be mutually agreed upon by the parties. Manager will deposit the amount into the escrow account within 10 Business Days after its receipt of the written request from Sprint PCS in accordance with the foregoing. If Manager complies with the requirements of this paragraph, then none of Sprint PCS or its Related Parties may declare Manager in breach of this agreement or the Services Agreement because of nonpayment of the disputed amount, pending completion of the dispute resolution process.

            The dispute of an item in a statement does not stay or diminish a party's other rights and remedies under this agreement, except that the parties must complete the dispute resolution process in section 14 before taking any legal or equitable action against each other. A party can only dispute or correct an amount on a statement in good faith. If a party disputes or corrects an amount on a statement, the disputing or correcting party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within three calendar months after the end of the calendar month during which the disputed or erroneous statement was delivered.

            10.15 LATE PAYMENTS. Any amount due under this agreement or the Services Agreement without a specified due date will, in the case of Manager, be due 25 days after the date of an invoice, and will, in the case of Sprint PCS, be due 25 days after collection from the applicable third party. Any amount due under this agreement and the Services Agreement (including without limitation any amounts disputed under those agreements that are ultimately determined to be due) that is not paid by one party to the other party in accordance with the terms of the applicable agreement will bear interest at the Default Rate beginning (and including) the 6th day after the invoice or settlement due date until (and including) the date paid.

            10.16 SETOFF RIGHT IF FAILURE TO PAY AMOUNTS DUE. If Manager fails to pay any undisputed amount due Sprint PCS or a Related Party of Sprint PCS under this agreement or any undisputed amount due Sprint PCS or a Related Party of Sprint PCS under the Services Agreement or any other agreement with Sprint PCS or a Related Party of Sprint PCS, or any disputed amount due to Sprint PCS or a Related Party for fees for CCPU Services or CPGA Services payable under the Services Agreement, then 5 days after the payment due date Sprint PCS may setoff against its payments to Manager under this section 10 any such undisputed amount that Manager owes to Sprint PCS or a Related Party of Sprint PCS under such agreements. Sprint PCS will use reasonable efforts to provide Manager with prior written notice of Sprint PCS' intent to exercise its setoff right and the notice will include a list of any and all relevant invoices. This right of setoff is in addition to any other right that Sprint PCS or a Related Party of Sprint PCS might have under this agreement, the Services Agreement or any other agreements with Sprint PCS or a Related Party of Sprint PCS.

      25. NON-RENEWAL RIGHTS [ADDM I, Section 26]. If the Management Agreement terminates because of the events described in sections 11.2.2(a) through 11.2.2(e), then with respect to the Athens, Chillicothe, Huntington - Ashland, Parkersburg - Marietta, and Zanesville - Cambridge BTAs, Manager may exercise its rights under section 11.2.1.2 with respect to all, but not fewer than all, of the Disaggregated Licenses; however, if Manager gives Sprint PCS written notice of its desire to not exercise such rights within 5 Business Days (30 Business Days in the case of 11.2.2(d)) following the occurrence of the relevant triggering event, then Sprint PCS may exercise its rights under section 11.2.2 with respect to the Operating Assets and Disaggregated Licenses for such BTAs. If no such notice is received by Sprint PCS, Manager's rights will be deemed exercised.

      26. TERMINATION RIGHTS [NEW]. Section 11.3.7 is deleted, and all references in the agreement to section 11.3.7 are also deleted.

      27. EFFECT OF AN EVENT OF TERMINATION [ADDM I, Section 28]. Section 11.4(d) is amended to read as follows:

            (d) If this agreements terminates for any reason other than Manager's purchase of the Disaggregated License, Manager will not, for 3 years after the date of termination, compile, create, or use for the purpose of selling merchandise or services similar to the Sprint PCS Products or Services, or sell, transfer or otherwise convey to a third party, a list of customers who purchased, leased or used Sprint PCS Products or Services. Manager may use such a list for its own internal analysis of its business practices and operations. If this agreement terminates because of Manager's purchase of the Disaggregated License, then Sprint PCS will transfer to Manager the Sprint PCS customers with a MIN assigned to the Service Area covered by the Disaggregated License, but Sprint PCS retains the customers of a national account and any resellers who have entered into a resale agreement with Sprint PCS. Manager agrees not to solicit, directly or indirectly, any customers of Sprint PCS not transferred to Manager under this section 11.4(d) for 2 years after the termination of this agreement, provided, however, that Manager's advertising through mass media or bulk mailings will not be considered a solicitation of Sprint PCS customers.

      28. NON-TERMINATION OF AGREEMENT [ADDM II, Section 9]. Sections 11.5.3 and
11.6.4 are replaced with the following paragraphs:

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

            11.5.3 MANAGER'S ACTION FOR DAMAGES OR OTHER RELIEF. Manager, in accordance with the dispute resolution process in section 14, may seek damages or other appropriate relief, but such action does not terminate this agreement.

            11.6.4 SPRINT PCS' ACTION FOR DAMAGES OR OTHER RELIEF. Sprint PCS, in accordance with the dispute resolution process in section 14, may seek damages or other appropriate relief, but such action does not terminate this agreement.

      29. ENTIRE BUSINESS VALUE [ADDM I, Section 29].

            (a) Section 11.7.3(c) is amended to read as follows:

                  (c) The valuation will assume that the business is to continue to be conducted under the Brands and the existing agreements between the parties and their respective Related Parties.

            (b) Section 11.7.3(d) is amended to read as follows:

                  (d) The valuation will assume that Manager's owns the
            Disaggregated License (in the case where Manager will be buying the Disaggregated License under section 11.2.1.2., 11.2.2.2, 11.5.2 or 11.6.2) or Manager owns the spectrum and the frequencies actually used by Manager under this agreement (in the case where Sprint PCS will be buying the Operating Assets under sections 11.2.1.1, 11.2.2.1, 11.5.1 or 11.6.1).

      30. AUDIT [NEW]. Section 30 of Addendum I is deleted. Additionally, section 12.1.2 is amended and restated in its entirety to read as follows:

            12.1.2 AUDITS. On reasonable advance notice by one party, the other party must provide its independent or internal auditors access to its appropriate financial and operating records, including, without limitation, vendor and distribution agreements, for purposes of auditing the amount of fees (including the appropriateness of items excluded from the Fee Based on Billed Revenue), costs, expenses (including operating metrics referred to in this agreement and the Services Agreement relating to or used in the determination of Inter Service Area Fees, Reseller Customer Fees, CCPU Services or CPGA Services and any other data relied upon by Manager relating to or used in the determination of any fees, costs, expenses or charges payable by Manager under this agreement) or other charges payable in connection with the Service Area for the period audited. The party that requested the audit may decide if the audit is conducted by the other party's independent or internal auditors. Manager and Sprint PCS may each request no more than one audit per year.

                  (a) If the audit shows that Sprint PCS was underpaid then, unless the amount is contested, Manager will pay to Sprint PCS the amount of the underpayment within 10 Business Days after Sprint PCS gives Manager written notice of the underpayment determination.

                  (b) If the audit determines that Sprint PCS was overpaid then, unless the amount is contested, Sprint PCS will pay to Manager the amount of the overpayment within 10 Business Days after Manager gives Sprint PCS written notice of the overpayment determination.

            The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the audited party will pay the costs and expenses related to the audit.

            Sprint PCS will provide a report issued in conformity with Statement of Auditing Standard No. 70 "Reports on the Processing of Transactions by Service Organizations" ("TYPE II REPORT" or "MANAGER MANAGEMENT REPORT") to Manager twice annually. If Manager, on the advice of its independent auditors or its legal counsel, determines that a statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, or policy published by the accounting or auditing profession or other authoritative rule making body (such as the Securities and Exchange Commission, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board) requires additional assurances beyond SAS 70, then Sprint PCS will reasonably cooperate with Manager to provide the additional assurances or other information reasonably requested by Manager so that it can satisfy its obligations under such statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, or policy published by the accounting or auditing profession or other authoritative rule making body. Sprint PCS' independent auditors will prepare any Type II Report or Manager Management Report provided under this section 12.1.2 and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over Manager Management Processes. "Manager Management Processes" include those services generally provided within this agreement, primarily billing and collection of revenues.

      31. CONFIDENTIAL INFORMATION [ADDM IV, Section 6]. Section 12.2(b)(vii) is amended to read as follows:

            (vii) is disclosed by the receiving party to a financial institution or accredited investor (as the term is defined in Rule 501(a) under the

      Securities Act of 1933) that is considering providing or has provided financing to the receiving party and which financial institution or accredited investor has agreed to keep the Confidential Information confidential in accordance with an agreement at least as restrictive as this section 12.

      32. INDEMNIFICATION BY SPRINT PCS [ADDM I, Section 31]. Section 13.1 if amended to read as follows:

            13.1 INDEMNIFICATION BY SPRINT PCS. Sprint PCS agrees to indemnify, defend and hold harmless Manager, its directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Manager, its directors, managers, officers, employees, agents and representatives arising from or relating to the violation by Sprint PCS of any law, regulation or ordinance applicable to Sprint PCS or by Sprint PCS' breach of any representation, warranty or covenant contained in this agreement or any other agreement between Sprint PCS or is Related Parties and Manager or its Related Parties, or the actions or failure to act of any of Sprint PCS' contractors, subcontractors, agents, directors, managers, officers, employees and representatives of any of them in the performance of the agreement, except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and/or expense results solely from the negligence or willful misconduct of Manager.

      33. TOLLING OF THE CURE PERIOD [ADDM I, Section 32]. Section 32 of Addendum I is deleted. Additionally section 14 is hereby deleted in its entirety and replaced with the following language:

      14.1 NEGOTIATION. The parties will attempt in good faith to resolve any issue, dispute, or controversy arising out of or relating to this Agreement by negotiation. The following procedures will apply to any such negotiations:

            14.1.1 NOTICE. A party commences the negotiation process by giving the other party written notice of any dispute not resolved in the ordinary course of business. The notice will expressly state that the notifying party is commencing the negotiation process provided for in this section; identify the issues and the amounts in dispute; and, will be delivered in accordance with
Section 17.1 of this Agreement.

            14.1.2 MEETING. Within 10 days after delivery of the written notice commencing the negotiation process, representatives of both parties will meet in a manner and at a time and place that is mutually acceptable to the representatives involved for the purpose of exchanging relevant information and in an effort to resolve the disputes.

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            14.1.3 REPRESENTATIVES. Each party's representative(s) at any meeting conducted pursuant to this Section 14.1 will have authority to resolve the dispute(s) identified in the notice, except (i) with respect to Sprint the representative will be at least a vice-president of Sprint PCS, Sprint United Management Company or Sprint Corporation if the dispute is one that would require approval of the Board of Directors, the Chief Executive Officer, President or Chief Financial Office of Sprint Corporation under the then existing fiscal authorization policies of Sprint Corporation and (ii) with respect to Manager the representative will be at least a vice-president of Manager if the dispute is one that would require approval of the Board of Directors. If a party's representative intends to be accompanied at any meeting by an attorney, the other party will be given not less than 3 days' notice of such intention and may also be accompanied by an attorney.

            14.1.4 TERMINATION OF PROCESS. In the event that a dispute is not resolved at the initial meeting of the parties' representatives, the parties may agree to continue the negotiation process by scheduling additional meetings and/or including additional representatives. However, at any time after the first meeting or if the other party refuses to meet, either party may terminate the negotiation process by delivery of written notice to that effect to the other party in accordance with section 17.1 of this agreement.

            14.1.5 NEGOTIATIONS NOT EVIDENCE. Any and all communications and negotiations between the parties pursuant to this Section 14.1 are Confidential Information of both of the parties and will be treated as negotiations of settlement and compromise as provided for in the Federal Rules of Evidence or any state's rules of evidence. The substance of any such communications and negotiations are not to be tendered or introduced into evidence in any proceeding or litigation between the parties regarding the subject disputes.

      14.2 ARBITRATION/LITIGATION. With respect to any claim or dispute, either party will continue to operate under this agreement and may file suit in a court of competent jurisdiction or commence an arbitration proceeding in accordance with the terms of this agreement. Absent the express agreement of a party to submit an issue or dispute to arbitration (either by the specific terms of this agreement or some other written agreement between the parties), neither party can be compelled to submit a dispute to arbitration. The following rules and procedures will govern any arbitration proceeding agreed to between the parties:

            14.2.1 PLACE OF ARBITRATION. All arbitration proceedings between the parties will be conducted in Chicago, Illinois.

            14.2.2 RULES AND ADMINISTRATION OF PROCEEDING. Except as specifically modified by the terms of this agreement, any arbitration proceeding will be conducted in accordance with the rules and procedures of the CPR. To the extent the terms of this agreement conflict with said rules, the terms of this agreement will prevail.

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

            14.2.3 CLAIMS AND DISPUTES INVOLVING LESS THAN $250,000. Claims involving disputed amounts less than $250,000 (whether the amount is raised in the dispute or in a counterclaim) will be heard before a single arbitrator selected in accordance with Section 14.2.5, below. The hearing on the merits of the parties' claims and defenses will be conducted within 60 days of the appointment of the arbitrator. The parties will be entitled to the following discovery from each other:

            (a) Up to 10 written interrogatories as provided for in Rule 33 of the Federal Rules of Civil Procedure except that responses to any such interrogatories will be served within 30 days of service of the interrogatories;

            (b) Up to 10 requests for production of documents and things and for inspection as provided for in Rule 34 of the Federal Rules of Civil Procedure except that responses, including the requested materials to be produced, will be served and/or produced within 45 days of service of the requests;

            (c) Requests for Admission as provided for in Rule 36 of the Federal Rules of Civil Procedure except that responses to any such requests will be served within 20 days of service of the requests; and,

            (d) Any other discovery agreed upon by the parties or ordered or directed by the arbitrator.

            The arbitrator may on the motion of a party or on their own establish different schedules for responding to discovery.

            14.2.4 CLAIMS AND DISPUTES INVOLVING $250,000 OR MORE. Claims involving disputed amounts of $250,000 or more (whether that amount is raised in the dispute or in a counterclaim) will be heard before the three-arbitrator panel selected in accordance with Section 14.2.5, below. The parties will be entitled to the following discovery from each other:

            (a) Up to 15 written interrogatories as provided for in Rule 33 of the Federal Rules of Civil Procedure;

            (b) Up to 20 requests for production of documents and things and for inspection as provided for in Rule 34 of the Federal Rules of Civil Procedure;

            (c) Requests for Admission as provided for in Rule 36 of the Federal Rules of Civil Procedure;

            (d) Deposition testimony from up to 5 witnesses who are representatives of the other party, plus any expert witnesses of the other party, as provided for in Rule 30 of the Federal Rules of Civil

                  Procedure, except if the claim is in excess of $1,000,000 the parties will be entitled to a reasonable number of depositions; and

            (e) Any other discovery agreed upon by the parties or ordered or directed by the arbitration panel.

All discovery disputes and other preliminary matters will be decided by the arbitration panel.

            14.2.5 SELECTION OF ARBITRATORS. Arbitrators will be selected from the CPR's National Roster within 10 Business Days of the CPR providing a list of potential arbitrators to the parties. Each arbitrator will serve strictly in a neutral capacity. Each arbitrator will disclose any facts that might bear upon his or her ability to serve in a neutral capacity to both parties. Any challenges as to the neutrality of an arbitrator will be resolved in accordance with the rules and procedures of the CPR. The following procedures will govern the selection process:

            (a) In matters requiring a single arbitrator, the selection of the arbitrator will be in accordance with CPR's rules and procedures.

            (b) In matters requiring a panel of three arbitrators, the CPR will submit to the parties a list of 9 qualified potential arbitrators from its National Roster. If any of the initial 9 potential arbitrators cannot serve because of a conflict or other reason, the CPR will supplement the list so that the parties have a total of 9 potential arbitrators from which to select the panel of 3 arbitrators. Each party will be entitled to strike 3 names from the list provided. Strikes will be made on alternating basis, with the original claimant making the first strike, followed by the respondent until each party has used all 3 of its strikes. The 3 persons not stricken will serve as arbitrators. Within 5 Business Days of their appointment, the arbitrators will select the chairman of the panel and provide notice of such selection to the CPR and the parties. If a vacancy on the panel arises for any reason, a replacement arbitrator will be selected in accordance with CPR's rules and procedures.

            14.2.6 FINAL AWARD. The final award of the arbitrator or panel of arbitrators, as the case may be, will be in writing, signed by the arbitrators, and will state the basis for the decision. In proceedings involving a single arbitrator, the final award will be made within 30 days of the close of the hearing. In proceedings involving a panel of three arbitrators, the final award will be made within 30 days of the close of the hearing. The final award will be confidential, except that to the extent necessary to enforce its terms, either party may obtain a judgment on the award in any state or federal court of competent jurisdiction.

            14.3 INJUNCTIVE RELIEF. Notwithstanding any other provision in this Agreement, arbitration may not be used regarding any issue for which injunctive or similar equitable relief is sought by either party. No arbitrator is vested with authority or jurisdiction to award an injunction or similar equitable relief without the express written consent of the parties directed to the arbitration proceeding.

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

      34. DUE INCORPORATION OR FORMATION [ADDM I, Section 33]. The second sentence of Section 15.1 is amended to read as follows: "The party is qualified to do business and in good standing in every jurisdiction in which the Service Area is located."

      35. FCC COMPLIANCE [ADDM I, Section 34]. The last sentence of Section 16.2(e) is amended to read as follows: "Sprint PCS will bear the costs of preparation of the documents and prosecution of the actions."

      36. REGULATORY NOTICES (COSTS) [ADDM I, Section 35]. The last sentence of section 16.4 is amended to read as follows: "If Sprint PCS chooses to respond to such communications and complaints, Manager will not respond to them without the consent of Sprint PCS. Sprint PCS will bear the cost of responding to any such communications and complaints unless (1) such response is primarily the result of Manager's acts or omissions that constitute negligence, willful misconduct, or breach of any provision of this agreement (in which case Manager will pay the costs of Sprint PCS' response), or (2) Manager's response is not requested by Sprint PCS."

      37. SPRINT PCS LICENSES [ADDM I, Section 36]. A new Section 16.6 is added to the Management Agreement:

            16.6 SPRINT PCS LICENSES. Sprint represents and warrants the following to Manager: Sprint PCS is the holder of the full right, title and interest in and to the Licenses. Sprint PCS complied with the FCC's rules and regulations before, during and after the auction which awarded the Licenses, and has paid its full winning bid amount to the FCC with respect to the purchase of the Licenses. The FCC order granting the Licenses has become final. The Licenses are in full force and effect and are not subject to any petition to deny or other legal challenge or claim. Except for an investigation of the FCC's PCS broadband spectrum auctions by the Department of Justice, and requests related to this investigation by the Department of Justice pursuant to which Sprint PCS has provided certain documents and other information, there is not pending or, to Sprint PCS' knowledge, threatened action, lawsuit, proceeding or investigation which relates in any way to the Licenses or which seeks the termination, modification or material impairment of the Licenses.

      38. NOTICES [NEW AND ADDM IV, Section 3; REVISED BY THIS ADDENDUM]. (a)
Section 17.1 is amended and restated in its entirety to read as follows:

            17.1 NOTICES. (a) Any notice, payment, invoice, demand or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, charges prepaid or sent by facsimile or email (in either instance with acknowledgement or read receipt received), and addressed as described below, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties. Sprint PCS may give notice of changes to a Program Requirement by

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

      sending an email that directs Manager to the changed Program Requirement on the affiliate intranet website.

            The subject line of any email notice that purports to amend any Program Requirement must read "Program Requirement Change" and the first paragraph must indicate (i) which Program Requirement is being modified,
      (ii) what is being modified in the Program Requirement, and (iii) when the Program Requirement will take effect. The email must also include either a detailed summary of the Program Requirement Change or a redline comparison between the old Program Requirement and the new Program Requirement.

            Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must:

                  (A) clearly indicate that intent,

                  (B) state the section(s) of the agreements allegedly breached,
            and

                  (C) be mailed or sent by overnight courier in the manner
            described in the first paragraph in this section 17.1.

            Manager will promptly give Sprint PCS a copy of any notice Manager receives from any administrative agent or any lender on any of Manager's secured credit facilities, and a copy of any notice Manager gives to any administrative agent or any lender on any of Manager's secured credit facilities. Sprint PCS will promptly give Manager a copy of any notice that Sprint PCS receives from any administrative agent or any lender on any of Manager's secured credit facilities and a copy of any notice that Sprint PCS gives to any administrative agent or any lender on any of Manager's secured credit facilities.

            All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

            (b) The parties' notice addresses are as follows:

            For all entities comprising Sprint PCS:

                     Sprint PCS
                     KSOPHH0312
                     6180 Sprint Parkway
                     Overland Park, KS  66251
                     Telephone: 913-315-6409
                     Telecopier:  913-523-0539
                     Email:   David.B.Bottoms@mail.sprint.com

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

                     Attention: Vice President of Strategic Partnerships

                  with a copy to:

                     Sprint Law Department
                     KSOPHT0101-Z2020
                     6391 Sprint Parkway
                     Overland Park, KS  66251
                     Telephone:  913-315-9315
                     Telecopier:  913-523-9823
                     Email: john.w.chapman@mail.sprint.com
                     Attention: John Chapman

             For Manager:

                     Horizon Personal Communications, Inc.
                     68 E. Main Street
                     Chillicothe, OH  45601
                     Telephone: 740-703-8289
                     Telecopier: 740-779-1945
                     Email: bill.mckell@horizonpcs.com
                     Attention: William A. McKell

                  with a copy to:

                     Arnall Golden Gregory LLP
                     171 17th Street, Suite 2100
                     Atlanta, GA  30363
                     Telephone: 404-873-8638
                     Telecopier: 404-873-8639
                     Email: don.hackney@agg.com
                     Attention: Donald I. Hackney, Jr.

      and with copies to the following individual's email address if a notice of a Program Requirement Change is sent by email:

                     Monesa Skocik
                     Email: monesa.skocik@horizonpcs.com

      39. FORCE MAJEURE [NEW]. The second paragraph of section 17.9.3 is amended and restated in its entirety to read as follows:

            Neither Manager nor Sprint PCS, as the case may be, is in breach of any covenant in this agreement, and no Event of Termination will occur as a result of the failure of such party to comply with any covenant, if the party's non-compliance with the covenant results primarily from:

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

                        (i) any FCC order or any other injunction that any governmental authority issues that impedes the party's ability to comply with the covenant,

                        (ii) the failure of any governmental authority to grant any consent, approval, waiver or authorization or any delay on the part of any governmental authority in granting any consent, approval, waiver or authorization,

                        (iii) the failure of any vendor to deliver in a timely
                  manner any equipment or service, or

                        (iv) any act of God, act of war or insurrection, riot, fire, accident, explosion, labor unrest, strike, civil unrest, work stoppage, condemnation or any similar cause or event not reasonably within the control of the party.

      40. GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS [NEW AND ADDM V, Section 9]. Section 17.12 is replaced with the following language:

            17.12 GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS.

                  17.12.1 GOVERNING LAW. The internal laws of the State of Kansas (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties. The substantive laws and the procedural laws of the State of Kansas will apply to an arbitration proceeding conducted under section 14.2, except to the extent a CPR rule or procedure applies.

                  17.12.2 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State court or, to the extent permitted by law, in such Federal court.

                  (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding

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

            arising out of or relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                  (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

      41. RIGHT OF FIRST REFUSAL [ADDM I, Section 38]. Section 17.15.4 is deleted. Manager agrees to give Sprint PCS written notice in the event that Manager has determined to seek to sell all or a substantial portion of the Operating Assets. Manager acknowledges that it must comply with the other subsections of Section 17.15.

      42. TRANSFER OF SPRINT PCS NETWORK [ADDM I, Section 39]. Section 17.15.5 is amended to read as follows:

                  Sprint PCS may sell, transfer or assign the Sprint PCS
            Network, including its rights and obligations under this agreement, the Services Agreement and any related agreements, to a third party without Manager's consent so long as the third party simultaneously acquires the rights and obligations under this agreement and the Services Agreement. Manager agrees that Sprint PCS and its Related Parties will be released from any and all obligations under and with respect to any and all such agreements upon such sale, transfer or assignment in accordance with this Section 17.15.5, without the need for Manager to execute any document to effect such release. Sprint PCS agrees to not transfer to unrelated third parties the Licenses in one or a series of stand alone transactions during the Term of the Management Agreement. This does not preclude Sprint PCS from transferring Licenses as part of a larger transaction as permitted in Section 17.15.5 (i.e., national or regional license transfer transactions); provided, however, that Sprint PCS will not transfer any of the Licenses as part of a national or regional license transfer unless the transferee complies with the requirements of
            Section 17.15.5.

      43. NUMBER PORTABILITY [ADDM I, Section 41]. Section 17.17 of the Management Agreement is amended to read as follows:

            17.17 NUMBER PORTABILITY. Manager understands that the manner in which customers are assigned to the Service Area Network

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      could change as telephone numbers become portable without any relation to the service area in which they are initially activated. To the extent the relationship between NPA-NXX and the Service Area changes, Sprint will develop a commercially reasonable alternative system to attempt to assign customers who primarily live and work in the Service Area to the Service Area. The terms of this agreement will be deemed to be amended to reflect the new system that Sprint PCS develops.

      44. ANNOUNCED TRANSACTIONS [ADDM II, Section 10]. Section 17.23 is deleted.

      45. ADDITIONAL TERMS AND PROVISIONS [ADDM V, Section 2; REVISED BY THIS ADDENDUM]. Section 17.24 of the Management Agreement is amended to read as follows:

            17.24 ADDITIONAL TERMS AND PROVISIONS. Certain additional and supplemental terms and provisions of this agreement, if any, are set forth in various addenda to this Agreement, which addenda are incorporated into this agreement by this reference. Manager represents and warrants that all existing contracts and arrangements (written or verbal) that relate to or affect the rights of Sprint PCS or Sprint under this agreement (e.g., agreements relating to long-distance telephone services (section 3.4) or backhaul and transport services (section 3.7)) have been disclosed verbally or in writing to Sprint PCS, and photocopies of these written agreements will be delivered to Sprint PCS upon its request.

      46. FEDERAL CONTRACTOR COMPLIANCE [ADDM II, Section 11; THIS SECTION AND EXHIBIT A ARE REVISED BY THIS Addendum]. A new Section 17.26 is added to the Management Agreement.

            17.26 FEDERAL CONTRACTOR COMPLIANCE. Exhibit A attached to Addendum VIII is added to this agreement and incorporated by this reference. When and to the extent required by applicable law, Manager will comply with the requirements of Exhibit A.

      47.   CLOSING TERMS AND CONDITIONS [ADDM I, Section 44 AND Section 45].
Exhibit 11.8 is amended as folloWS:

      (a)   Section 1.9.11 is amended to read as follows:

            Survival of Representations and Warranties. The representations and warranties of the parties contained in the Transaction Documents will survive the Closing and will continue in effect for a period of three (3) years. A waiver of any misrepresentation or breach of any warranty will not constitute a waiver of any other misrepresentation or breach of any other warranty under the Transaction Documents.

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            The parties acknowledge that, if Sprint PCS is the seller of the
      Disaggregated License, Sprint PCS will make customary representations regarding the License and that the License is free and clear of all security interests, liens and other encumbrances of any nature.

      (b)   Section 1.15 is deleted.

      48. INSURANCE [ADDM V, Section 8]. The following language is added at the end of the "Commercial General Liability Insurance" section of Exhibit 12.3 to the Management Agreement: "However, Manager may obtain separate insurance covering projects near a railroad right-of-way on a project-by-project basis, if in Manager's discretion, the cost of general coverage is unreasonable."

                               SERVICES AGREEMENT

      49. NON-EXCLUSIVE SERVICES [NEW]. Section 1.3 of the Services Agreement is amended and restated in its entirety to read as follows:

            1.3 NON-EXCLUSIVE SERVICES. Nothing contained in this agreement confers upon Manager an exclusive right to any of the Services. Sprint Spectrum may contract with others to provide expertise and services identical or similar to those to be made available or provided to Manager under this agreement.

      50. CHANGES TO ARTICLE 2 [NEW]. Article 2 of the Services Agreement is amended and restated in its entirety to read as follows:

                                   2. SERVICES

            2.1   SERVICES.

                  2.1.1 SERVICES. Subject to the terms of this agreement, through December 31, 2006, Manager will obtain the services set forth on
      Schedule 2.1.1 attached to this agreement ("SERVICES") from Sprint Spectrum in accordance with this section 2.1, and Sprint Spectrum will provide all or none of the Services. For purposes of clarification, as of the Effective Date of Addendum VIII through December 31, 2006, Sprint Spectrum is providing all of the Services to Manager and Sprint Spectrum will not provide individual Services.

                  The fees charged for the Services and the process for setting the fees charged for the Services are set forth in section 3.2. Sprint Spectrum may designate additional Services upon at least 60 days' prior written notice to Manager by providing an amended Schedule 2.1.1 to Manager in accordance with the provisions of section 9.1.

                  Without Manager's prior written consent, neither Sprint Spectrum nor any of its Related Parties will require Manager to pay for:

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                  (A)   any additional services to the extent that they are the
      same as or functionally equivalent to any CCPU Service or CPGA Service or other service or benefit that Manager currently receives from Sprint Spectrum or its Related Parties or Sprint PCS or its Related Parties but for which Manager does not pay a separate fee immediately after the Effective Date of Addendum VIII, or

                  (B) any other additional service through December 31, 2006, except for Settled Separately Manager Expenses. After that date the fee for those other additional Services will be included in the fees for CCPU Services and CPGA Services; or

                  (C) Services provided to Manager by a third party or self provided, if permitted under the Services Agreement.

                  2.1.2 DISCONTINUANCE OF SERVICES. If Sprint Spectrum determines to no longer offer a Service, then Sprint Spectrum must

                        (i) notify Manager in writing a reasonable time before discontinuing the Service, except Sprint will notify Manager at least 9 months before Sprint plans to discontinue a significant Service (e.g., billing, collection and customer care).

                        (ii)  discontinue the Service to all Other Managers.

      If Manager determines within 90 days after receipt of notice of discontinuance that it wants to continue to receive the Service, Sprint Spectrum will use commercially reasonable efforts to:

                        (a) help Manager provide the Service itself or find another vendor to provide the Service, and

                        (b) facilitate Manager's transition to the new Service provider.

                  The fees charged by Sprint Spectrum for the CCPU Services and CPGA Services will be reduced by any fees payable by Manager to a vendor or new Service provider in respect of discontinued CCPU Services and CPGA Services, or by Sprint PCS' cost of providing the Service if Manager self-provides the discontinued Service, if (x) Sprint Spectrum procures such CCPU Services or CPGA Services from a vendor or a new Service provider and bills those items as Settled-Separately Manager Expenses (as defined in subsection 3.2.5 of this agreement), or (y) Manager procures such CCPU Services or CPGA Services from a vendor or a new provider of Services, or (z) Manager self-provisions the

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      Services. No adjustment to the fees will be made if Sprint Spectrum discontinues a CCPU Service or CPGA Service and Sprint Spectrum does not provide the CCPU Service or CPGA Service to end users.

                  2.1.3 PERFORMANCE OF SERVICES. Sprint Spectrum may select the method, location and means of providing the Services. If Sprint Spectrum wishes to use Manager's facilities to provide the Services, Sprint Spectrum must obtain Manager's prior written consent.

            2.2 THIRD PARTY VENDORS. Some of the Services might be provided by third party vendors under arrangements between Sprint Spectrum and the third party vendors. In some instances, Manager may receive Services from a third party vendor under the same terms and conditions that Sprint Spectrum receives those Services. In other instances, Manager may receive Services under the terms and conditions set forth in an agreement between Manager and the third party vendor. There will be no additional charge or fee to Manager if such Service is a CCPU Service or a CPGA Service.

            2.3 CUSTOMER CARE SERVICES OUTSOURCING. Manager may elect to outsource all (and not less than all) of its Customer Care Services in the manner described on the attached Schedule 2.3 by providing Sprint Spectrum notice of such election during the period beginning on January 1, 2006 and ending on June 30, 2006, together with payment of a $3 million election fee. Upon receiving notice of Manager's election and the election fee, the parties agree to abide by the terms and conditions set forth on Schedule 2.3.

      51. CHANGES TO ARTICLE 3 [NEW]. Section 12 of Addendum II is deleted. Additionally, Article 3 of the Services Agreement is amended and restated in its entirety to read as follows:

                              3. FEES FOR SERVICES

            3.1 SERVICES. Manager will pay Sprint Spectrum a fee for the Services provided by or on behalf of Sprint Spectrum now or in the future, subject to Section 2.1.1. Manager may not obtain these Services from other sources, except as provided in this agreement.

                  If an accounting classification change has the effect of moving a Service from a CCPU Service or CPGA Service to a Settled-Separately Manager Expense, the fees for the CCPU Services or CPGA Services, as applicable, charged by Sprint Spectrum will be reduced by the fees payable by Manager for the new Settled-Separately Manager Expense.

            3.2   FEES FOR SERVICES.

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

                  3.2.1 INITIAL PRICING PERIOD. The fees Manager will pay Sprint Spectrum for the CCPU Services and CPGA Services provided to Manager by or on behalf of Sprint Spectrum each month from the Effective Date of Addendum VIII until December 31, 2006 ("INITIAL PRICING PERIOD"), will be:

                  (a) for the CCPU Services:

                        (i) from the Effective Date of Addendum VIII through December 31, 2005, $7.00 per subscriber; and

                        (ii) from January 1, 2006 through December 31, 2006, $6.75 per subscriber;

      each multiplied by the Number of Customers in Manager's Service Area, and

                  (b) for the CPGA Services: the Gross Customer Additions in Manager's Service Area multiplied by the lesser of (i) $23.00 or (ii) the quotient of (A) the amount that Sprint PCS billed Manager from January 1, 2004 through December 31, 2004 for Manager's CPGA Services, divided by (B) the Gross Customer Additions in Manager's Service Area on which the amount billed in clause (A) is based. The parties agree that the calculation described in (ii) results in an amount equal to $22.00.

                  The fees will be paid as set forth in section 10 of the Management Agreement.

                  3.2.2 PRICING PROCESS. The parties will reset the CCPU and CPGA amounts to be applied in each pricing period after the Initial Pricing Period ends. Each subsequent pricing period will last three years (if Manager continues to use Sprint Spectrum or a Related Party to provide these Services) with, for example, the second pricing period beginning on January 1, 2007 and ending on December 31, 2009.

                  The process for resetting the amounts is as follows:

                  (a) Sprint Spectrum will give Manager proposed CCPU and CPGA amounts by October 31 of the calendar year before the calendar year in which the then-current pricing period ends (e.g. if the pricing period ends on December 31, 2006 then the amounts have to be presented by October 31, 2005). The proposed amounts will be based on the amount necessary to recover Sprint PCS' reasonable costs for providing the CCPU Services and CPGA Services to Manager and the Other Managers. Manager's representative and the Sprint PCS representative will begin discussions regarding the proposed CCPU and CPGA amounts within 20 days after Manager receives the proposed

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

      CCPU and CPGA amounts from Sprint Spectrum.

                  (b) The fee Manager will pay Sprint Spectrum for the CCPU Services provided to Manager by or on behalf of Sprint Spectrum each month beginning on January 1, 2007 until December 31, 2008 under the pricing process described in this section 3.2.2 will not exceed $8.50 per subscriber multiplied by the Number of Customers in Manager's Service Area.

                  (c) If the parties do not agree on new CCPU and CPGA amounts within 30 days after the discussions begin, then Manager may escalate the discussion to the Sprint PCS Chief Financial Officer or Sprint Spectrum may escalate the discussion to Manager's Chief Executive Officer or Chief Financial Officer.

                  (d) If the parties cannot agree on the new CCPU and CPGA amounts through the escalation process within 20 days after the escalation process begins, then Manager may either

                        (i) submit the determination of the CCPU and CPGA amounts to binding arbitration under section 7.2 of this agreement, excluding the negotiation process set forth in section 7.1 and continue obtaining all of the CCPU Services and CPGA Services from Sprint Spectrum at the CCPU and CPGA amounts the arbitrator determines, or

                        (ii) procure from a vendor other than Sprint Spectrum or self-provision all of the Services.

                  Manager has the right to propose to Sprint Spectrum that Manager self-provision or procure from a vendor some, but not all, of the Services. Sprint Spectrum will discuss the proposal with Manager, but Manager can only self-provision or procure from a vendor some of the Services if Sprint Spectrum agrees.

                  Manager will begin paying Sprint Spectrum under the CCPU and CPGA amounts that Sprint Spectrum presents for discussion at the beginning of the new pricing period until the date on which the parties agree or until the arbitrator determines the new CCPU and CPGA amounts, whichever occurs first. Within 30 days after the amounts are determined (either by agreement or by arbitration), Sprint PCS will recalculate the fees from the beginning of the new pricing period and give notice to Manager of what the fees are and the amount of any adjusting payments required. If Sprint PCS owes Manager a refund of fees already paid, Sprint PCS may pay the amount to Manager or Sprint PCS, in its sole discretion, may credit the amount of the refund against any amounts Manager then owes to Sprint PCS. If Sprint PCS chooses to pay the

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

      refund, it will make the payment at the time it sends the notice to Manager. If Sprint PCS chooses to credit the refund, it will in the notice indicate the amounts owing to which the credit will be applied. If Manager owes Sprint PCS additional fees Manager will pay those fees to Sprint PCS within 10 days after receipt of the notice.

                  3.2.3 CUSTOMER-RELATED SERVICES. By December 1, 2006, the parties will agree on a service level agreement for customer care services and collection services ("CUSTOMER-RELATED SERVICES") that will apply to Customer-Related Services delivered by Sprint Spectrum starting on January 1, 2007. If the parties cannot agree on a service level agreement by December 1, 2006, either party may submit a proposed service level agreement to binding arbitration under section 7.2 of this agreement, excluding the negotiation process set forth in section 7.1. If the arbitration concludes after January 1, 2007 the service level agreement, as agreed upon through the arbitration process, will be effective as of January 1, 2007. The agreement will set forth 5 metrics for Customer-Related Services and will provide that Sprint Spectrum will use commercially reasonable efforts to meet the industry averages for those metrics as in effect on December 1, 2006. The 5 metrics are:

      (a) Service Grade Rate defined as percentage of calls answered in 60 seconds or less after the customer enters the call queue.

      (b) Average Hold Time defined as average time a customer waits to talk to a customer service representative once the customer enters the call queue.

      (c) Abandoned Call Rate defined as the percentage of calls that disconnect prior to talking to a customer service representative after the customer enters the call queue.

      (d) Net Write-Offs Rate defined as monthly write-offs of accounts receivable, net of customer deposits, divided by monthly subscriber revenue.

      (e) Past-Due Accounts Receivable Aging Rates defined as percentage of accounts receivable greater than 60 days from due date.

                        The service level agreement will provide that Sprint
            Spectrum will give Manager a quarterly report on the above metrics. Beginning in 2008, Manager will have the right to opt out of Sprint Spectrum providing the Customer Related Services if the average of the metrics reflected in the four quarterly reports for the prior calendar year indicate that Sprint Spectrum is not in compliance with any 2 of the 5 metrics. To exercise the opt-out right, Manager must give its opt-out notice to Sprint Spectrum during the first quarter of any calendar year that Manager has an

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

      opt-out right. Upon receipt of an opt-out notice, Manager and Sprint Spectrum will use commercially reasonable efforts to transition the Customer-Related Services to Manager or a third party vendor within 9 months after the opt-out notice date. Upon the parties' completion of the transition, the parties will agree to an adjustment to the CCPU Service Fee being charged by Sprint Spectrum to Manager. If the parties cannot agree to an adjustment, Manager has the right to submit the determination to binding arbitration under section 7.2 of this agreement, excluding the negotiation process set forth in section 7.1, and continue obtaining all the CPGA Services and remaining CCPU services from Sprint Spectrum. Manager will reimburse Sprint Spectrum for transition and continuing operation costs in accordance with Section 3.2.4.

                  Manager's opt-out right described above is its sole remedy if Sprint Spectrum is not in compliance with the metrics; Sprint Spectrum's non-compliance with the metrics does not constitute a breach of this agreement or any other agreement between the parties. After December 31, 2006, (i) to the extent that Sprint Spectrum recovers any penalties or other remuneration from a third party service provider resulting from its failure to meet performance metrics established by Sprint Spectrum and such third party service provider, Sprint Spectrum will pay Manager its pro rata portion of the net recovery amount, based on an appropriate unit of measurement, and (ii) to the extent that Sprint Spectrum has to pay any incentive or other remuneration to a third party service provider resulting from the third party service provider exceeding the performance metrics established by Sprint Spectrum and such third party service provider, Sprint Spectrum will increase the amount Manager must pay to Sprint Spectrum by Manager's pro rata portion of the net paid amount, based on an appropriate unit of measurement.

                  3.2.4 TRANSITION AND CONTINUING OPERATING COSTS. Sprint Spectrum will cooperate with Manager and work diligently and in good faith to implement the transition of Services to another service provider (including Manager, if applicable), in a reasonably efficient and expeditious manner.

                  Manager will pay for all reasonable out-of-pocket costs that Sprint Spectrum and its Related Parties actually incur to (i) transfer any Service(s) provided to Manager to a third party vendor or to enable Manager to self-provide any Service(s), and (ii) operate and maintain systems, processes, licenses and equipment to support those Services. Sprint Spectrum will bill Manager monthly for these costs.

                  Upon the parties' completion of the transition of any

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      Service, if such Service is transitioned to a third party, the fee for the
      CCPU Service shall be reduced by the amount Manager is required to pay the third party for such Service, or, if such Service is provided by Manager, the fee for the CCPU Service shall be reduced by the amount of Sprint PCS' cost of providing such Service.

                  3.2.5 SETTLED-SEPARATELY MANAGER EXPENSES. Manager will pay to or reimburse Sprint Spectrum for any amounts that Sprint Spectrum or its Related Parties pays for Settled-Separately Manager Expenses. "SETTLED-SEPARATELY MANAGER EXPENSES" means those items the parties choose to settle separately between themselves (e.g. accessory margins, reciprocal retail store cost recovery) that are listed in sections C and D of Schedule 2.1.1.

                  Sprint Spectrum will give Manager at least 60 days' prior written notice by providing an amended Schedule 2.1.1 to Manager in accordance with the provisions of section 9.1 of any additional Services added to sections C and D of Schedule 2.1.1, but no additional service may be added to the extent it is the same as, or functionally equivalent to, either:

                        (a) any service that Sprint Spectrum or any of its Related Parties currently provides to Manager as a CCPU Service or a CPGA Service (unless the fees payable by Manager to Sprint Spectrum hereunder are correspondingly reduced) or

                        (b) any service or benefit that Manager currently receives from Sprint Spectrum or its Related Parties but for which Manager does not pay a separate fee before the Effective Date.

            For each Settled-Separately Manager Expense, Sprint Spectrum will provide sufficient detail to enable Manager to determine how the expense was calculated, including the unit of measurement (e.g., per subscriber per month or per call) and the record of the occurrences generating the expense (e.g., the number of calls attributable to the expense). If an expense is not reasonably subject to occurrence level detail, Sprint Spectrum will provide reasonable detail on the process used to calculate the fee and the process must be reasonable. A detail or process is reasonable if it is substantially in the form as is customarily used in the wireless industry. The Settled-Separately Manager Expenses will be paid as set forth in section 10 of the Management Agreement. Sprint Spectrum and its Related Parties may arrange for Manager to pay any of the Settled-Separately Manager Expenses directly to the vendor after giving Manager reasonable notice.

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                  Unless Manager specifically agrees otherwise, any
      Settled-Separately Manager Expense that Sprint Spectrum or any of its Related Parties is entitled to charge or pass through to Manager under this agreement or the Management Agreement (a) will reflect solely out-of-pocket costs and expenses that Sprint Spectrum or its Related Parties actually incur, (b) will be usage-based, fixed fee or transaction-based and directly related to revenue-generating products and services, (c) will not include any allocation of Sprint PCS' or its Related Parties' internal costs or expenses (including, but not limited to, allocations of general and administrative expenses or allocations of employee compensation or related expenses) and (d) will not include any mark-up or profit by Sprint. For clarity, Sprint Spectrum's or its Related Parties' out-of-pocket costs for handset and accessory inventory consist of actual inventory invoice costs less any volume incentive rebates and price protection credits that Sprint Spectrum or its Related Parties receive from a vendor.

            3.3 LATE PAYMENTS. Any payment due under this section 3 that Manager fails to pay to Sprint Spectrum in accordance with this agreement will bear interest at the Default Rate beginning (and including) the 6th day after the due date stated on the invoice until (and including) the date on which the payment is made.

            3.4 TAXES. Manager will pay or reimburse Sprint Spectrum for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees that a governmental authority levies on the fees and charges that Manager pays to Sprint Spectrum or a Related Party.

      52.   AUDIT [NEW]. Section 5.1.3 of the Services Agreement is deleted.
Section 5.1.2 of the Services Agreement is amended to read as follows:

            5.1.2 AUDITS. On reasonable advance notice by one party, the other party must provide its independent or internal auditors access to its appropriate financial and operating records, including, without limitation, vendor and distribution agreements, for purposes of auditing the amount of fees (including the appropriateness of items included in Settled-Separately Manager Expenses), costs, expenses (including operating metrics referred to in this agreement and the Services Agreement relating to or used in the determination of Inter Service Area Fees, Reseller Customer Fees, CCPU Services or CPGA Services and any other data relied upon by Manager relating to or used in the determination of any fees, costs, expenses or charges payable by Manager under this agreement) or other charges payable in connection with the Service Area for the period audited. The party that requested the audit may decide if the audit is conducted by the other party's independent or internal auditors. Manager and Sprint Spectrum may each request no more than one audit per year.

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                  (a)   If the audit shows that Sprint Spectrum was underpaid
            then, unless the amount is contested, Manager will pay to Sprint Spectrum the amount of the underpayment within 10 Business Days after Sprint Spectrum gives Manager written notice of the underpayment determination.

                  (b) If the audit determines that Sprint Spectrum was overpaid then, unless the amount is contested, Sprint Spectrum will pay to Manager the amount of the overpayment within 10 Business Days after Manager gives Sprint Spectrum written notice of the overpayment determination.

            The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the audited party will pay the costs and expenses related to the audit.

            If either party disputes the auditor's conclusion then the dispute will be submitted to binding arbitration in accordance with section 7.2 of this agreement, excluding the negotiation process set forth in section 7.1 of this agreement.

            Sprint Spectrum will provide a Type II Report to Manager twice annually. If Manager, on the advice of its independent auditors or its legal counsel, determines that a statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, or policy published by the accounting or auditing profession or other authoritative rule making body (such as the Securities and Exchange Commission, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board) requires additional assurances beyond SAS 70, then Sprint Spectrum will reasonably cooperate with Manager to provide the additional assurances or other information reasonably requested by Manager so that it can satisfy its obligations under such statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, or policy published by the accounting or auditing profession or other authoritative rule making body. Sprint Spectrum's independent auditors will prepare any Type II Report or Manager Management Report provided under this section
      5.1.2 and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint Spectrum over Manager Management Processes.

      53. DISPUTE RESOLUTION [NEW]. Section 48 of Addendum I is deleted. Additionally, section 7 of the Services Agreement is hereby deleted in its entirety and replaced with the following language:

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      7.1   NEGOTIATION. The parties will attempt in good faith to resolve any issue, dispute, or controversy arising out of or relating to this agreement by negotiation. The following procedures will apply to any such negotiations:

            7.1.1 NOTICE. A party commences the negotiation process by giving the other party written notice of any dispute not resolved in the ordinary course of business. The notice will expressly state that the notifying party is commencing the negotiation process provided for in this section; identify the issues and the amounts in dispute; and, will be delivered in accordance with section 9.1 of this agreement.

            7.1.2 MEETING. Within 10 days after delivery of the written notice commencing the negotiation process, representatives of both parties will meet in a manner and at a time and place that is mutually acceptable to the representatives involved for the purpose of exchanging relevant information and in an effort to resolve the disputes.

            7.1.3 REPRESENTATIVES. Each party's representative(s) at any meeting conducted pursuant to this section 7.1 will have authority to resolve the dispute(s) identified in the notice, except (i) with respect to Sprint the representative will be at least a vice-president of Sprint PCS, Sprint United Management Company or Sprint Corporation if the dispute is one that would require approval of the Board of Directors, the Chief Executive Officer, President or Chief Financial Office of Sprint Corporation under the then existing fiscal authorization policies of Sprint Corporation and (ii) with respect to Manager the representative will be at least a vice-president of Manager if the dispute is one that would require approval of the Board of Directors. If a party's representative intends to be accompanied at any meeting by an attorney, the other party will be given not less than 3 days' notice of such intention and may also be accompanied by an attorney.

            7.1.4 TERMINATION OF PROCESS. In the event that a dispute is not resolved at the initial meeting of the parties' representatives, the parties may agree to continue the negotiation process by scheduling additional meetings and/or including additional representatives. However, at any time after the first meeting or if the other party refuses to meet, either party may terminate the negotiation process by delivery of written notice to that effect to the other party in accordance with section 9.1 of this agreement.

            7.1.5 NEGOTIATIONS NOT EVIDENCE. Any and all communications and negotiations between the parties pursuant to this section 7.1 are Confidential Information of both of the parties and will be treated as negotiations of settlement and compromise as provided for in the Federal Rules of Evidence or any state's rules of evidence. The substance of any such communications and negotiations are not to be tendered or introduced into evidence in any proceeding or litigation between the parties regarding the subject disputes.

      7.2 ARBITRATION/LITIGATION. With respect to any claim or dispute, either party will continue to operate under this agreement and may file suit in a court of competent jurisdiction or commence an arbitration proceeding in accordance with the terms of this

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agreement. Absent the express agreement of a party to submit an issue or dispute to arbitration (either by the specific terms of this agreement or some other written agreement between the parties), neither party can be compelled to submit a dispute to arbitration. The following rules and procedures will govern any arbitration proceeding agreed to between the parties:

            7.2.1 PLACE OF ARBITRATION. All arbitration proceedings between the parties will be conducted in Chicago, Illinois.

            7.2.2 RULES AND ADMINISTRATION OF PROCEEDING. Except as specifically modified by the terms of this agreement, any arbitration proceeding will be conducted in accordance with the rules and procedures of the CPR. To the extent the terms of this agreement conflict with said rules, the terms of this agreement will prevail.

            7.2.3 CLAIMS AND DISPUTES INVOLVING LESS THAN $250,000. Claims involving disputed amounts less than $250,000 (whether the amount is raised in the dispute or in a counterclaim) will be heard before a single arbitrator selected in accordance with section 7.2.5, below. The hearing on the merits of the parties' claims and defenses will be conducted within 60 days of the appointment of the arbitrator. The parties will be entitled to the following discovery from each other:

            (a) Up to 10 written interrogatories as provided for in Rule 33 of the Federal Rules of Civil Procedure except that responses to any such interrogatories will be served within 30 days of service of the interrogatories;

            (b) Up to 10 requests for production of documents and things and for inspection as provided for in Rule 34 of the Federal Rules of Civil Procedure except that responses, including the requested materials to be produced, will be served and/or produced within 45 days of service of the requests;

            (c) Requests for Admission as provided for in Rule 36 of the Federal Rules of Civil Procedure except that responses to any such requests will be served within 20 days of service of the requests; and,

            (d) Any other discovery agreed upon by the parties or ordered or directed by the arbitrator.

            The arbitrator may on the motion of a party or on their own establish different schedules for responding to discovery.

            7.2.4 CLAIMS AND DISPUTES INVOLVING $250,000 OR MORE. Claims involving disputed amounts of $250,000 or more (whether that amount is raised in the dispute or in a counterclaim) will be heard before the three-arbitrator panel selected in accordance with section 7.2.5, below. The parties will be entitled to the following discovery from each other:

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            (a)   Up to 15 written interrogatories as provided for in Rule 33 of the Federal Rules of Civil Procedure;

            (b) Up to 20 requests for production of documents and things and for inspection as provided for in Rule 34 of the Federal Rules of Civil Procedure;

            (c) Requests for Admission as provided for in Rule 36 of the Federal Rules of Civil Procedure;

            (d) Deposition testimony from up to 5 witnesses who are representatives of the other party, plus any expert witnesses of the other party, as provided for in Rule 30 of the Federal Rules of Civil Procedure, except if the claim is in excess of $1,000,000 the parties will be entitled to a reasonable number of depositions; and

            (e) Any other discovery agreed upon by the parties or ordered or directed by the arbitration panel.

All discovery disputes and other preliminary matters will be decided by the arbitration panel.

            7.2.5 SELECTION OF ARBITRATORS. Arbitrators will be selected from the CPR's National Roster within 10 Business Days of the CPR providing a list of potential arbitrators to the parties. Each arbitrator will serve strictly in a neutral capacity. Each arbitrator will disclose any facts that might bear upon his or her ability to serve in a neutral capacity to both parties. Any challenges as to the neutrality of an arbitrator will be resolved in accordance with the rules and procedures of the CPR. The following procedures will govern the selection process:

            (a) In matters requiring a single arbitrator, the selection of the arbitrator will be in accordance with CPR's rules and procedures.

            (b) In matters requiring a panel of three arbitrators, the CPR will submit to the parties a list of 9 qualified potential arbitrators from its National Roster. If any of the initial 9 potential arbitrators cannot serve because of a conflict or other reason, the CPR will supplement the list so that the parties have a total of 9 potential arbitrators from which to select the panel of 3 arbitrators. Each party will be entitled to strike 3 names from the list provided. Strikes will be made on alternating basis, with the original claimant making the first strike, followed by the respondent until each party has used all 3 of its strikes. The 3 persons not stricken will serve as arbitrators. Within 5 Business Days of their appointment, the arbitrators will select the chairman of the panel and provide notice of such selection to the CPR and the parties. If a vacancy on the panel arises for any reason, a replacement arbitrator will be selected in accordance with CPR's rules and procedures.

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            7.2.6 FINAL AWARD. The final award of the arbitrator or panel of arbitrators, as the case may be, will be in writing, signed by the arbitrators, and will state the basis for the decision. In proceedings involving a single arbitrator, the final award will be made within 30 days of the close of the hearing. In proceedings involving a panel of three arbitrators, the final award will be made within 30 days of the close of the hearing. The final award will be confidential, except that to the extent necessary to enforce its terms, either party may obtain a judgment on the award in any state or federal court of competent jurisdiction.

      7.3 INJUNCTIVE RELIEF. Notwithstanding any other provision in this Agreement, arbitration may not be used regarding any issue for which injunctive or similar equitable relief is sought by either party. No arbitrator is vested with authority or jurisdiction to award an injunction or similar equitable relief without the express written consent of the parties directed to the arbitration proceeding.

      54. NOTICES [NEW AND ADDM IV, Section 3; REVISED BY THIS ADDENDUM].
Section 9.1 of the Services Agreement is amended and restated in its entirety to read as follows:

            9.1 NOTICES. Any notice, payment, invoice, demand or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, charges prepaid or sent by facsimile or email (in either instance with acknowledgement or read receipt received), and addressed as described in section 17.1(b) of the Management Agreement, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

            The subject line of any email notice that purports to add any additional service to Schedule 2.1.1 must read "Additional Service to
      Schedule 2.1.1". The new Schedule 2.1.1 must also be attached to the email, and notice will also be provided to those individuals listed for notices for Manager regarding Program Requirement Changes set forth in section 17.1(b) of the Management Agreement.

            Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and in addition to any other form of notice it must be mailed or sent by overnight courier in the manner described in the first paragraph of this section 9.1.

            Manager will promptly give Sprint Spectrum a copy of any notice Manager receives from any administrative agent or any lender on any of Manager's secured credit facilities, and a copy of any notice Manager gives to any administrative agent or any lender on any of Manager's secured credit facilities. Sprint Spectrum will promptly give Manager a

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      copy of any notice that Sprint Spectrum receives from any administrative agent or any lender on any of Manager's secured credit facilities and a copy of any notice that Sprint Spectrum gives to any administrative agent or any lender on any of Manager's secured credit facilities.

            All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

      55. ENTIRE AGREEMENT; AMENDMENTS [NEW]. Section 9.6 of the Services Agreement is amended and restated in its entirety to read as follows:

            9.6 ENTIRE AGREEMENT; AMENDMENTS. The provisions of this agreement and the Management Agreement including the exhibits to those agreements set forth the entire agreement and understanding between the parties as to the subject matter of this agreement and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this agreement. Except for Sprint Spectrum's right to add additional Services to Schedule 2.1.1 subject to the provisions of section 2.1.1 and section 3.2.5, this agreement may be modified or amended only by a written amendment signed by the persons or entities authorized to bind each party.

      56. FORCE MAJEURE [NEW]. The second paragraph of section 9.8 of the Services Agreement is amended and restated in its entirety to read as follows:

            Neither Manager nor Sprint Spectrum, as the case may be, is in breach of any covenant in this agreement and no Event of Termination will occur as a result of the failure of such party to comply with any covenant, if the party's non-compliance with the covenant results primarily from:

                        (i) any FCC order or any other injunction that any
                  governmental authority issues that impedes the party's ability to comply with the covenant,

                        (ii) the failure of any governmental authority to grant
                  any consent, approval, waiver or authorization or any delay on the part of any governmental authority in granting any consent, approval, waiver or authorization,

                        (iii) the failure of any vendor to deliver in a timely
                  manner any equipment or service, or

                        (iv) any act of God, act of war or insurrection, riot,
                  fire, accident, explosion, labor unrest, strike, civil unrest, work

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                  stoppage, condemnation or any similar cause or event not
                  reasonably within the control of the party.

      57. GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS. [ADDM V, Section 9; REVISED BY THIS ADDENDUM]. Section 9.11 of the Services Agreement is replaced with the following language:

            9.11 GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS.

                  9.11.1 GOVERNING LAW. The internal laws of the State of Kansas
            (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties. The substantive laws and the procedural laws of the State of Kansas will apply to an arbitration proceeding conducted under section 7.2, except to the extent a CPR rule or procedure applies.

                  9.11.2 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State court or, to the extent permitted by law, in such Federal court.

                  (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                  (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party.

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            Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

                          TRADEMARK LICENSE AGREEMENTS

      58. NOTICES [NEW]. Section 15.1 of each of the Trademark License Agreements is amended and restated in its entirety to read as follows:

            Section 15.1. Notices. Any notice, payment, invoice, demand or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile or email (in either instance with acknowledgment or read receipt received), charges prepaid and addressed as described in section 17.1(b) of the Management Agreement, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

            Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and be mailed or sent by overnight courier in the manner described in the preceding paragraph.

            Licensee will promptly give Licensor a copy of any notice Licensee receives from any administrative agent or any lender on any of Licensee's secured credit facilities, and a copy of any notice Licensee gives to any administrative agent or any lender on any of Licensee's secured credit facilities. Licensor will promptly give Licensee a copy of any notice that Licensor receives from any administrative agent or any lender on any of Licensee's secured credit facilities and a copy of any notice that Licensor gives to any administrative agent or any lender on any of Licensee's secured credit facilities.

            All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

      59. RIGHT TO ASSIGN LICENSE AGREEMENTS [ADDM I, Section 49]. Section 14.1 of both Trademark License Agreements are amended to read as follows:

            SECTION 14.1. LICENSEE RIGHT TO ASSIGN. Licensee, without the prior written consent of Licensor (in its sole discretion), shall have no right to assign any of its rights or obligations hereunder, unless such assignment is simultaneous to an assignment of the Management Agreement that is permitted under the Management Agreement.

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      60. GOVERNING LAW [ADDM V, Section 9; REVISED BY THIS ADDENDUM]. (a)
Section 15.8 of each of the Trademark License Agreements is replaced by the following language:

            15.8 Governing Law. The internal laws of the State of Kansas (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

            (a) Section 15.13 of each of the Trademark License Agreements is replaced by the following language:

            15.13 Jurisdiction; Consent to Service of Process.

                  (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State court or, to the extent permitted by law, in such Federal court.

                  (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                  (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

                             SCHEDULE OF DEFINITIONS

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      61. DELETED AND REPLACED DEFINITIONS [NEW]. The definition of "Available
Services" is deleted, and the definition of "Service Area Network" is replaced with the definition provided in paragraph 62 of this Addendum VIII.

      62. ADDITIONAL, AMENDED OR SUPPLEMENTED DEFINITIONS [NEW]. The following are new or amended definitions, unless otherwise indicated.

            "ALLOCABLE SOFTWARE FEE" has the meaning set forth in section 1.3.4(e) of the Management Agreement.

            "ALLOCATED WRITE-OFFS" has the meaning set forth in section 10.3.4 of the Management Agreement.

            "AMOUNT BILLED (NET OF CUSTOMER CREDITS)" has the meaning set forth in section 10.3.3 of the Management Agreement.

            "AT&T ARRANGEMENT" has the meaning set forth in section 3.5.2(c) of the Management Agreement.

            "AWAY NETWORK" means:

                        (i) any portion of the Sprint PCS Network other than
                  Manager's Service Area Network, in the case of Customers with an NPA-NXX assigned to the Service Area (or any other such designation in accordance with section 17.17 of the Management Agreement), and

                        (ii) Manager's Service Area Network, in the case of
                  Customers with an NPA-NXX assigned to an area outside the Service Area (or any other such designation in accordance with section 17.17 of the Management Agreement).

            "BILLED COMPONENT(S)" has the meaning set forth in section 10.3.2 of the Management Agreement.

            "BILLED MONTH" has the meaning set forth in section 10.2.1 of the Management Agreement.

            "BILLED REVENUE" has the meaning set forth in section 10.2.1 of the Management Agreement.

            "CAPITAL PROGRAM REQUIREMENT CHANGE" has the meaning set forth in section 9.3.1(b) of the Management Agreement.

            "CCPU SERVICES" means those Services listed in section A of Schedule
      2.1.1 to the Services Agreement.

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            "CHIEF FINANCIAL OFFICER OF SPRINT PCS", "SPRINT PCS CHIEF FINANCIAL
      OFFICER" and other references to the Chief Financial Officer of Sprint PCS mean the Senior Vice President - Finance of Sprint Corporation designated to serve as the chief financial officer of Sprint PCS or if none, the individual serving in that capacity.

            "CPGA SERVICES" means those Services listed in section B of Schedule
      2.1.1 to the Services Agreement.

            "CPR" means the Center for Public Resources Institute for Dispute Resolution.

            "CSA" has the meaning set forth in section 10.2.1 of the Management Agreement.

            "CUSTOMER" means any customer, except Reseller Customers or customers of third parties for which Manager provides solely switching services, who purchases Sprint PCS Products and Services, regardless of where their NPA-NXX is assigned.

            "CUSTOMER CARE SERVICES" has the meaning set forth in Schedule 2.3 of the Services Agreement.

            "CUSTOMER CREDITS" has the meaning set forth in section 10.2.1 of the Management Agreement.

            "CUSTOMER EQUIPMENT CHARGES" has the meaning set forth in section
      10.3.2.5 of the Management Agreement.

            "CUSTOMER EQUIPMENT CREDITS" has the meaning set forth in section
      10.3.2.2 of the Management Agreement.

            "CUSTOMER-RELATED SERVICES" has the meaning set forth in section
      3.2.2 of the Services Agreement.

            "CUSTOMER TAXES" means the amounts that Sprint PCS bills to Manager Accounts for taxes, including, without limitation, federal, state, and local sales, use, gross and excise tax.

            "EFFECTIVE DATE" has the meaning set forth in the preamble of this Addendum.

            "ENTERPRISE VALUE" means either:

            (i) if the entity has issued publicly-traded equity, the combined book value of the entity's outstanding debt and preferred stock less cash plus the fair market value of each class of its publicly-traded equity other than any publicly-traded preferred stock. For the purposes of this

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      definition, the fair market value of a class of the entity's publicly-traded equity (other than publicly-traded preferred stock) is equal to the product of:

                  (A) the number of issued and outstanding shares of the class of publicly-traded equity as of the date of determination, times

                  (B) the applicable average closing price (or average closing bid, if traded on the over-the-counter market) per share of the class of publicly-traded equity over the 21 consecutive trading days immediately preceding the date of determination; or

            (ii) if the entity does not have issued publicly-traded equity, the combined book value of the entity's outstanding debt and equity less cash.

            "E911 PHASE I SURCHARGES" means all costs related to Phase I E911 functionality.

            "E911 PHASE II SURCHARGES" has the meaning set forth in section
      10.3.2.6 of the Management Agreement.

            "ETC" has the meaning set forth in section 10.6.1 of the Management Agreement.

            "EXISTING RESALE ARRANGEMENTS" has the meaning set forth in section 3.5.2(a) of the Management Agreement.

            "FEE BASED ON BILLED REVENUE" has the meaning set forth in section
      10.2.1 of the Management Agreement.

            "GROSS CUSTOMER ADDITIONS IN MANAGER'S SERVICE AREA" means the average number of Customers activated (without taking into consideration the number of Customers lost) during the previous month with an NPA-NXX assigned to the Service Area as reported in Sprint PCS' most recent monthly KPI report. For purposes of clarification, upgraded Customers are not included in the calculation of Gross Customer Additions in Manager's Service Area.

            "INITIAL 3G DATA FEE PERIOD" has the meaning set forth in section 10.4.1.3(a) of the Management Agreement.

            "INITIAL PRICING PERIOD" has the meaning set forth in section 3.2.1 of the Services Agreement.

            "INTER SERVICE AREA FEE" has the meaning set forth in section 4.3 of the Management Agreement.

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            "INTER SERVICE AREA 3G DATA FEE" means the fee for use of the Sprint
      PCS Network and the Service Area Network for 3G data (except by Reseller Customers) as determined in section 10.4.1.3 of the Management Agreement.

            "INTER SERVICE AREA VOICE AND 2G DATA FEE" means the fee for use of the Sprint PCS Network and the Service Area Network for voice and 2G data (except by Reseller Customers) as determined in section 10.4.1.2 of the Management Agreement.

            "INVESTMENT BANKER" has the meaning set forth in section 9.3.2 of the Management Agreement.

            "MANAGER ACCOUNTS" has the meaning set forth in section 10.2.1 of the Management Agreement.

            "MANAGER MANAGEMENT PROCESS" has the meaning set forth in section
      12.1.2 of the Management Agreement.

            "MANAGER MANAGEMENT REPORT" has the meaning set forth in section
      12.1.2 of the Management Agreement.

            "NET BILLED REVENUE" has the meaning set forth in section 10.2.1 of the Management Agreement.

            "NEW COVERAGE" means the build-out in the Service Area that is in addition to the build-out required under the then-existing Build-out Plan, which build-out Sprint PCS or Manager decides should be built-out.

            "NEW RESALE ARRANGEMENTS" has the meaning set forth in section 3.5.2(b) of the Management Agreement.

            "NON-CAPITAL PROGRAM REQUIREMENT CHANGE" has the meaning set forth in section 9.3.1(a) of the Management Agreement.

            "NPA-NXX" means NPA-NXX or an equivalent identifier, such as a network access identifier (NAI).

            "NUMBER OF CUSTOMERS IN MANAGER'S SERVICE AREA" means the average number of Customers with NPA-NXXs assigned to the Service Area reported in Sprint PCS' most recent monthly KPI report.

            "OPERATING ASSETS" [ADDM I, Section 43] means the assets Manager owns and uses in connection with the operation of the Service Area Network, at the time of termination, to provide the Sprint PCS Products an Services. Operating Assets does not include items such as furniture, fixtures and buildings that Manager uses in connection with other businesses. Operating Assets does include any contracts or agreements

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      between Manager and its Related Parties which are necessary to operate the
      Service Area Network. Examples of Operating Assets include without limitation: switches, towers, cell sites, systems, records and retail stores.

            "OUTBOUND ROAMING FEES" means the amounts that Sprint PCS or its Related Parties bills to Manager Accounts for calls placed on a non-Sprint PCS Network.

            "OVERALL CHANGES" has the meaning set forth in section 1.10(a) of the Management Agreement.

            "PREVIOUSLY DECLINED RESALE ARRANGEMENTS" has the meaning set forth in section 3.5.2(a) of the Management Agreement.

            "PROGRAM REQUIREMENT CHANGE" means a change in a Program Requirement issued by Sprint PCS in accordance with section 9.2 of the Management Agreement.

            "RENEWED RESALE ARRANGEMENTS" has the meaning set forth in section 3.5.2(b) of the Management Agreement.

            "REQUIRED RESALE ARRANGEMENTS" has the meaning set forth in section 3.5.2(b) of the Management Agreement.

            "REQUIRED RESALE PARTICIPATION PERIOD" means the period from April 1, 2004, until the later of (1) December 31, 2006 and (2) the expiration of any three-year period beginning after December 31, 2006, for which Sprint PCS and Manager have reached agreement in accordance with section 10.4.1.1(c) with respect to the terms, fees and conditions applicable to Manager's participation in Resale Arrangements entered into by Sprint PCS. For the avoidance of doubt, if Manager and Sprint PCS are not able to reach agreement in accordance with section 10.4.1.1(c) with respect to the terms, fees and conditions applicable to Manager's participation in Resale Arrangements entered into by Sprint PCS, then the "Required Resale Participation Period" will automatically end at the expiration of the then current three-year period.

            "RESALE ARRANGEMENT" has the meaning set forth in section 3.5.2.

            "RESELLER CUSTOMER" means customers of companies or organizations with a Private Label PCS Services or similar Resale Arrangement with Sprint PCS or Manager.

            "RESELLER CUSTOMER FEES" has the meaning set forth in section
      10.4.1.1 of the Management Agreement.

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            "RESELLER CUSTOMER 3G DATA FEE" means the fee for use of the Service
      Area Network by a Reseller Customer for 3G data as determined in section
      10.4.1.3 of the Management Agreement.

            "RESELLER CUSTOMER VOICE AND 2G DATA FEE" means the fee for use of the Service Area Network by a Reseller Customer for voice and 2G data as determined in section 10.4.1.2 of the Management Agreement.

            "SCCLP" has the meaning set forth in section 3.4.2(b) of the Management Agreement.

            "SELECTED SERVICES" means Services.

            "SERVICE AREA NETWORK" means the network that is directly required for the provision of telecommunications services to Customers and is managed by Manager under the Management Agreement in the Service Area under the License.

            "SERVICES" has the meaning set forth in section 2.1.1 of the Services Agreement.

            "SETTLED-SEPARATELY MANAGER EXPENSES" has the meaning set forth in section 3.2.5 of the Services Agreement.

            "SOFTWARE" means only that software and software features currently existing or developed in the future that are used in connection with telecommunications equipment owned or leased by Manager in Manager's provisioning of wireless services in the Service Area and includes, without limitation, software maintenance, updates, improvements, upgrades and modifications. "Software" expressly excludes:

                        (i) software "rights to use" licenses to the extent paid
                  to the licensor directly by Manager, and

                        (ii) software operating Sprint PCS' national platforms,
                  billing system platforms, customer service platforms and like applications.

            "SOFTWARE FEES" means costs associated (including applicable license fees) with procuring software, software maintenance, software upgrades and other software costs needed to provide uniform and consistent operation of the wireless systems within the Sprint PCS Network.

            "SPRINT PCS" means any or all of the following Related Parties who are License holders or signatories to the Management Agreement: Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo, L.P., a

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      Delaware limited partnership, SprintCom, Inc., a Kansas corporation,
      PhillieCo Partners I, L.P., a Delaware limited partnership, PhillieCo, L.P., a Delaware limited partnership, Sprint Telephony PCS, L.P., a Delaware limited partnership, Sprint PCS License, L.L.C., a Delaware limited liability company, American PCS Communications, LLC, a Delaware limited liability company, and APC PCS, LLC, a Delaware limited liability company. Any reference in the Management Agreement or Services Agreement to Cox Communications PCS, L.P., a Delaware limited partnership, or Cox PCS License, L.L.C., a Delaware limited liability company, is changed to Sprint Telephony PCS, L.P., a Delaware limited partnership, or Sprint PCS License, L.L.C., a Delaware limited liability company, respectively, to reflect name changes filed with the Delaware Secretary of State in 2002.

            "SPRINT PCS ARPU" means the average revenue per user publicly announced by Sprint PCS or its Related Parties for the most recent calendar year. Sprint PCS ARPU is generally calculated by dividing wireless service revenues by average wireless subscribers.

            "SPRINT PCS RETAIL YIELD FOR VOICE AND 2G DATA USAGE" means the quotient calculated by dividing (a) Sprint PCS ARPU less the 3G data component in the Sprint PCS ARPU by (b) the reported minutes of use per subscriber for the calendar year for which the Sprint PCS ARPU was calculated.

            "SPRINT PCS RETAIL YIELD FOR 3G DATA USAGE" means the quotient calculated by dividing (a) the 3G data component in the Sprint PCS ARPU by
      (b) the kilobytes of use for 3G data usage per subscriber for the calendar year for which the Sprint PCS ARPU was calculated.

            "SUBSIDY FUNDS" has the meaning set forth in section 10.6.1 of the Management Agreement.

            "3M-POPS MANAGER" means any Other Manager whose ultimate parent entity (as defined by the Hart-Scott-Rodino Antitrust Improvements Act of 1976) controls entities with 3 million or more covered pops.

            "TOTAL SOFTWARE COST" means the amount paid by Sprint PCS to the Vendor directly associated with the Software used by Sprint PCS, Manager and Other Managers (if and to the extent Manager and the Other Managers have agreed to pay any Allocable Software Fee) for the Sprint PCS Network for which Manager is not obligated to pay the Software Vendor directly, net of any discounts or rebates and excluding any mark-up by Sprint PCS for administrative or other fees.

            "TRANSITION DATE" has the meaning set forth in section 10.12.3 of the Management Agreement.

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            "TYPE II REPORT" has the meaning set forth in section 12.1.2 of the
      Management Agreement.

            "ULTIMATE PARENT" has the meaning set forth in the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            "USF CHARGES" has the meaning set forth in section 10.3.2.7 of the Management Agreement.

            "VENDOR" has the meaning set forth in section 1.3.4(b) of the Management Agreement.

            "VENDOR SOFTWARE" has the meaning set forth in section 1.3.4(b) of the Management Agreement.

            "WIRELESS MOBILITY COMMUNICATIONS NETWORK" means a radio communications system operating in the 1900 MHz spectrum range under the rules designated as Subpart E of Part 24 of the FCC's rules.

            "WLNP SURCHARGES" has the meaning set forth in section 10.2.4 of the Management Agreement.

            "WRITE-OFFS" has the meaning set forth in section 10.3.1 of the Management Agreement.

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B. CROSS-REFERENCES TO OTHER PARAGRAPHS IN PREVIOUS ADDENDA.

      Listed below are those paragraphs in the previous addenda that are interpretations or applications of the Management Agreement, the Services Agreement, the Trademark License Agreements or the Schedule of Definitions and that are not listed above. These serve as cross-references to facilitate finding provisions in the previous addenda. The number shown at the beginning of each item is the paragraph reference in the designated Addendum.

      Addendum I

      1.    Transition Period

      2.    Post Transition Period Co-Branding

      3.    Manager's Existing Servicing Offerings

      4.    Build-out Plan

      5.    Compliance with Regulatory Rules (deleted by Addendum V, section 4)

      6.    Exclusivity (deleted by Addendum V, section 4)

      7. Manager's Right of First Refusal for New Area Build-out (deleted by Addendum V, section 4)

      18.   Existing Network RF Design Compliance

      24.   Term (deleted by Addendum III, section 17)

      25.   Disaggregated License Transfer Application

      27.   Sprint PCS' Rights and Remedies Upon Charleston BTA Build-out
            Breach.

      37.   No Assignment; Exceptions

      40.   Transfer of Sprint PCS Network

      45.   Noncompete

      46.   Build-out Plan Expansion

      47.   Selected Services

      Addendum II

      1.    Network Services Agreement

      2. (a)-(f) and (h)-(l): Modifications to Management Agreement Resulting from Network Services Agreement

      3.    Expansion of Service Area

      4.    Revised Build-out Plan

      7.    Long-Distance Pricing

      13.   Charlottesville, VA BTA 14. Counterparts

      Addendum III

      2.    Revised Build-out Plan

      3.    Expanded Service Area

      4.    Type II Build-out

      5.    Type II Conversions

      6.    Alliances Service Area Conversions

      7.    Overlay in Converting Markets

      8.    Bright PCS

      9.    Change to Service Fee Structure

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            10.   Sale of Certain Manager Assets to Sprint PCS

            11.   Customer Support Services and Personnel

            12.   Stock Warrants

            14.   Purchase of Assets

            15.   Correction to Addendum II

            17.   Term

            18.   Reaffirmation of Sprint Agreements

            19.   Counterparts

            Addendum IV

            1.    Use of Loan Proceeds

            2.    Consent and Agreement Not Assignable

            5.    No Defaults Under Credit Documents or Sprint Agreements

            7.    Reaffirmation of Sprint Agreements

            8.    Counterparts

            Addendum V

            1.    Revised Build-Out Plan

            3.    Expedite Fees

            4.    Deletion of Sections

            6.    Spectrum Availability

            7.    Preservation of Sprint PCS Licenses

            10.   Notice Address

            11.   Counterparts

            Addendum VI

            1.    Overbuild in Alliances' Service Area

            2.    Implementation of 3G

            4.    Inter Service Area Rate for Charleston and Huntington

            5.    Counterparts

            Addendum VII

            1.    Option Sites

            2.    Omitted Sites

            4.    Deletion of nTelos Service Area

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C.    OTHER PROVISIONS.

      1. MANAGER AND SPRINT PCS' REPRESENTATIONS. Manager and Sprint PCS each represents and warrants that its respective execution, delivery and performance of its obligations described in this Addendum have been duly authorized by proper action of its governing body and do not and will not violate any material agreements to which it is a party. Each of Manager and Sprint PCS also represents and warrants that there are no legal or other claims, actions, counterclaims, proceedings or suits, at law or in arbitration or equity, pending or, to its knowledge, threatened against it, its Related Parties, officers or directors that question or may affect the validity of this Addendum, the execution and performance of the transactions contemplated by this Addendum or that party's right or obligation to consummate the transactions contemplated by this Addendum.

      2. REAFFIRMATION OF SPRINT AGREEMENTS. Each of the undersigned reaffirms in their entirety the Management Agreement, the Services Agreement and the Trademark License Agreements, together with their respective rights and obligations under those agreements.

      3. COUNTERPARTS This Addendum may be executed in one or more counterparts, including facsimile counterparts, and each executed counterpart will have the same force and effect as an original instrument as if the parties to the aggregate counterparts had signed the same instrument.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

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      The parties have caused this Addendum VIII to be executed as of the date first above written.

                                         SPRINT SPECTRUM L.P.

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         SPRINTCOM, INC.

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         WIRELESSCO, L.P.

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         PHILLIECO, L.P.

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         APC PCS, LLC

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         SPRINT COMMUNICATIONS COMPANY L.P.

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

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                                         HORIZON PERSONAL COMMUNICATIONS, INC.

                                         By: _________________________________

                                         Name: _______________________________

                                         Title: ______________________________

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